Exhibit 4.10

EXECUTION VERSION

AGREEMENT BETWEEN NOTEHOLDERS

Dated as of April 28, 2017

by and among

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

(Initial Note A-1 Holder)

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

(Initial Note A-2 Holder)

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

(Initial Note A-3 Holder)

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

(Initial B Notes Holder)

211 Main Street

2

THIS AGREEMENT BETWEEN NOTEHOLDERS (“Agreement”), dated as of April 28, 2017 by and among JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, having an address of 383 Madison Avenue, New York, New York 10179 (“JPMCB”, together with its successors and assigns in interest, in its capacity as initial owner of Note A-1, the “Initial Note A-1 Holder”, and in its capacity as the initial agent, the “Initial Agent”), JPMCB (together with its successors and assigns in interest, in its capacity as initial owner of Note A-2, the “Initial Note A-2 Holder”), JPMCB (together with its successors and assigns in interest, in its capacity as initial owner of Note A-3, the “Initial Note A-3 Holder”), and JPMCB (together with its successors and assigns in interest, in its capacity as initial owner of the B Notes, the “Initial B Notes Holder”).

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein) JPMCB originated a certain loan described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) (the “Mortgage Loan”) to BPP 211 Main Owner LLC (the “Mortgage Loan Borrower”), which is evidenced, inter alia, by those certain notes in the aggregate original principal amount of $195,219,000, with the first such note, dated as of March 28, 2017, in the original principal amount of $45,000,000 (“Note A-1”) made by the Mortgage Loan Borrower in favor of the Note A-1 Holder, the second such note, dated as of March 28, 2017, in the original principal amount of $60,000,000 (“Note A-2”) made by the Mortgage Loan Borrower in favor of the Note A-2 Holder, the third such note, dated as of March 28, 2017, in the original principal amount of $65,219,000 (“Note A-3” and together with Note A-1 and Note A-2, the “A Notes”) made by the Mortgage Loan Borrower in favor of the Note A-3 Holder and the fourth such note, dated as of March 28, 2017, in the original principal amount of $25,000,000 (“Original B Note”) made by the Mortgage Loan Borrower in favor of JPMCB and secured by certain first mortgages or deeds of trust lien (as amended, modified or supplemented, the “Mortgage”) on one or more parcels of, or estates in, real property located as described on the Mortgage Loan Schedule (collectively, the “Mortgaged Property”);

WHEREAS the Original B Note was amended and reissued as three notes: the first such note, dated as of April 24, 2017 in the original principal amount of $12,000,000 (“Note B-1”) made by the Mortgage Loan Borrower in favor of the Note B-1 Holder, the second such note, dated as of April 24, 2017 in the original principal amount of $9,000,000 (“Note B-2”) made by the Mortgage Loan Borrower in favor of the Note B-2 Holder and the third such note, dated as of April 24, 2017 in the original principal amount of $4,000,000 (“Note B-3”, and together with Note B-1, Note B-2 and the A Notes, the “Notes”) made by the Mortgage Loan Borrower in favor of the Note B-3 Holder and secured by the Mortgage on the Mortgaged Property; and

WHEREAS, the parties hereto desire to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold Note A-1, Note A-2, Note A-3 and the B Notes;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1. Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“A Notes” shall have the meaning assigned to such term in the recitals.

“Acceptable Insurance Default” shall have the meaning assigned to such term in the Servicing Agreement.

“Additional Servicing Expenses” shall mean (a) all property protection advances, fees and/or expenses incurred by and reimbursable to any Servicer, Trustee, Operating Advisor, Certificate Administrator or fiscal agent pursuant to the Servicing Agreement, and (b) all interest accrued on Advances made by (x) any Servicer or Trustee in accordance with the terms of the Servicing Agreement or (y) any Non-Lead Servicer or Non-Lead Trustee in accordance with the terms of the Non-Lead Securitization Servicing Agreement; provided that the aggregate special servicing administration fee (which fee is payable solely during the period that the Mortgage Loan is a Specially Serviced Mortgage Loan) shall not exceed an amount equal to 0.25% per annum of the outstanding principal balance of the Mortgage Loan, the special servicing liquidation fee (or equivalent) shall not exceed 1.0% of the collections made with respect to the Mortgage Loan or any sums received from proceeds from the disposition of the Mortgaged Property or the Mortgage Loan, as the case may be, and the special servicing workout fee (or equivalent) shall not exceed 1.0% of the collections made with respect to the Mortgage Loan while the Mortgage Loan is a performing or “corrected” loan (or such other analogous term pursuant to the Servicing Agreement).

“Advance Interest Amount” shall mean interest payable on Advances, as specified in the Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable.

“Advances” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable.

“Affiliate” shall mean with respect to any specified Person (i) any other Person Controlling or Controlled by or under common Control with such specified Person (each a “Common Control Party”), (ii) any other Person owning, directly or indirectly, twenty-five percent (25%) or more of the beneficial interests in such Person or (iii) any other Person in which such Person or a Common Control Party owns, directly or indirectly, twenty-five percent (25%) or more of the beneficial interests.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and from and after the Securitization Date shall mean the Certificate Administrator, if any, and if there is no Certificate Administrator, shall mean the Trustee.

2

“Agent Office” shall mean the designated office of the Agent in the State of New York, which office at the date of this Agreement is located at 383 Madison Avenue, New York 10179, Attention: Thomas N. Cassino, and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Noteholders.

“Aggregate Note B Principal Balance” shall mean the sum of the Note B Principal Balance for each B Note.

“Aggregate Principal Balance” shall mean the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance and the Note B Principal Balance for each B Note.

“Agreement” shall mean this Agreement between Noteholders, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Appraisal” shall have the meaning assigned to such term in the Servicing Agreement.

“Appraisal Reduction Amount” shall have the meaning assigned to “Appraisal Reduction” in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Asset Representations Reviewer” shall mean the asset representations reviewer appointed as provided in the Servicing Agreement.

“Asset Status Report” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“B Note” shall mean each of Note B-1, Note B-2 and Note B-3.

“Balloon Payment” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Borrower” shall have the meaning assigned to such term in the Mortgage.

“Business Day” shall have the meaning assigned to such term in the Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable.

“CDO Asset Manager” with respect to any Securitization Vehicle that is a CDO, shall mean the entity that is responsible for managing or administering the applicable Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of the applicable Note).

3

“Certificate Administrator” shall mean the certificate administrator under the Servicing Agreement, if any.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall mean the trust account or accounts (including any sub-accounts) created and maintained by the Servicer.

“Conduit” shall have the meaning assigned to such term in Section 19(f).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 19(f).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 19(f).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise.

“Control Appraisal Period” shall exist with respect to the Mortgage Loan, if and for so long as:

(a)          (1) the initial Aggregate Note B Principal Balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, Note B after the date of creation of Note B, (y) any Appraisal Reduction Amount for the Mortgage Loan that is allocated to Note B and (z) any Realized Losses with respect to any Mortgaged Property or the Mortgage Loan that are allocated to Note B, is less than

(b)          twenty-five percent (25%) of the remainder of the (i) initial Aggregate Note B Principal Balance less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Note B Holders on Note B after the date of creation of Note B.

“Controlling Noteholder” shall mean as of any date of determination (i) the Note B-1 Holder, unless a Control Appraisal Period has occurred and is continuing or (ii) if a Control Appraisal Period has occurred and is continuing, the Note A-2 Holder; provided that at any time Note A-2 is the Controlling Noteholder and is included in the Lead Securitization, references to the “Controlling Noteholder” herein shall mean the holders of the majority of the class of securities issued in the Lead Securitization designated as the “controlling class” (or such lesser amount as permitted under the terms of the Servicing Agreement) or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” hereunder, as and to the extent provided in the Servicing Agreement; provided that, if the Note B-1 Holder would be the Controlling Noteholder pursuant to the terms hereof, but any interest in such Note B-1 is held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, or the Mortgage Loan Borrower or Mortgage Loan Borrower Related Party would otherwise be entitled to exercise the rights of the Controlling Noteholder, a Control Appraisal Period shall be deemed

4

to have occurred. If a Control Appraisal Period has occurred and any interest in Note A-2 is held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, or the Mortgage Loan Borrower or Mortgage Loan Borrower Related Party would otherwise be entitled to exercise the rights of Note A-2 as Controlling Noteholder, the rights of the Controlling Noteholder shall be deemed null and void and no Mortgage Loan Borrower or Mortgage Loan Borrower Related Party shall be entitled to exercise such rights. As of the Closing Date, the Controlling Noteholder will be the Note B-1 Holder.

“Cure Period” shall have the meaning assigned to such term in Section 11(a).

“DBRS” shall mean DBRS, Inc., and its successors in interest.

“Default Interest” shall mean interest on the Mortgage Loan at a rate per annum equal to the Note Default Interest Spread.

“Defaulted Mortgage Loan” shall have the meaning assigned to “Defaulted Loan” in the Servicing Agreement.

“Defaulted Mortgage Loan Purchase Price” shall mean the sum, without duplication, of

(a) the aggregate Principal Balance of Note A-1, Note A-2 and Note A-3, (b) accrued and unpaid interest on the Note A-1 Principal Balance at the Note A-1 Rate, on the Note A-2 Principal Balance at the Note A-2 Rate and on the Note A-3 Principal Balance at the Note A-3 Rate, respectively, from the date as to which interest was last paid in full by Mortgage Loan Borrower up to and including the end of the interest accrual period relating to the Payment Date next following the date the purchase occurred, (c) any other amounts due under the Mortgage Loan to the Note A-1 Holder, Note A-2 Holder and Note A-3 Holder, other than Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, provided that if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the purchaser, the Defaulted Mortgage Loan Purchase Price shall include Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c) any unreimbursed property protection or servicing Advances and any expenses incurred in enforcing the Mortgage Loan Documents (including, without limitation, servicing Advances payable or reimbursable to any Servicer, and earned and unpaid special servicing fees owing to or by or on behalf of the Note A-1 Holder, Note A-2 Holder and/or Note A-3 Holder), (e) without duplication of amounts under clause (c), any accrued and unpaid Advance Interest Amount with respect to an Advance made by or on behalf of the Note A-1 Holder, Note A-2 Holder and/or Note A-3 Holder, (f) (x) if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the purchaser or (y) if the Mortgage Loan is purchased after ninety (90) days after such option first becomes exercisable pursuant to Section 12 of this Agreement, any liquidation or workout fees payable under the Servicing Agreement with respect to the Mortgage Loan and (g) any Recovered Costs not reimbursed previously to Note A-1, Note A-2 and Note A-3 pursuant to this Agreement. Notwithstanding the foregoing, if the purchasing Noteholder is purchasing from the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, the Defaulted Mortgage Loan Purchase Price shall not include the amounts described under clauses (d) through (f) of this definition. If the Mortgage Loan is converted into

5

an REO Property, for purposes of determining the Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue on Note A-1, Note A-2 and Note A-3 at the Note A-1 Rate, Note A-2 Rate or Note A-3 Rate, as applicable, as if the Mortgage Loan were not so converted. In no event shall the Defaulted Mortgage Loan Purchase Price include amounts due or payable to the purchasing Noteholder under this Agreement.

“Defaulted Note Purchase Date” shall have the meaning assigned to such term in Section 12.

“Depositor” shall mean the Person selected by the Lead Securitization Noteholder to create the Securitization Trust.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Documents.

“Final Recovery Determination” shall have the meaning assigned to such term in the Servicing Agreement.

“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“Grace Period” shall have the meaning assigned to such term in Section 11(a).

“Guarantor” shall have the meaning assigned to such term in the Mortgage Loan Documents.

“Indemnified Items” shall mean, collectively, any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property (or, with respect to the Operating Advisor, incurred in connection with the provision of services for the Mortgage Loan) under the Servicing Agreement.

“Indemnified Parties” shall mean, collectively, (i) as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of the Servicing Agreement, each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and the Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Servicing Agreement in respect of other mortgage loans) and (ii) the Lead Securitization Trust.

“Independent” shall have the meaning assigned to such term in the Servicing Agreement.

“Initial Agent” shall have the meaning assigned to such term in the recitals.

“Initial B Notes Holder” shall have the meaning assigned to such term in the recitals to this Agreement.

6

“Initial Note A-1 Holder” shall have the meaning assigned to such term in the recitals to this Agreement.

“Initial Note A-2 Holder” shall have the meaning assigned to such term in the recitals to this Agreement.

“Initial Note A-3 Holder” shall have the meaning assigned to such term in the recitals to this Agreement.

“Initial Note B-1 Holder” shall mean the Initial B Notes Holder.

“Initial Note B-2 Holder” shall mean the Initial B Notes Holder.

“Initial Note B-3 Holder” shall mean the Initial B Notes Holder.

“Initial Note B Principal Balance” shall mean, with respect to each B Note, the original principal amount set forth in the recitals to this Agreement.

“Initial Noteholders” shall mean, collectively, the Initial Note A-1 Holder, the Initial Note A-2 Holder, the Initial Note A-3 Holder and the Initial B Notes Holder.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Insurance and Condemnation Proceeds” shall have the meaning assigned to such term or any one or more analogous terms in the Servicing Agreement.

“Interested Person” shall have the meaning assigned to such term in the Servicing Agreement.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity which holds the applicable Note as collateral securing

7

(in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“JPMCB” shall have the meaning assigned to such term in the recitals.

“KBRA” shall mean Kroll Bond Rating Agency, Inc., or its successor in interest.

“Lead Securitization” shall mean (a) during the period from and after the Securitization of any Non-Lead Securitization Note and prior to the Securitization of Note A-2, the Securitization of the first Note or portion thereof, and (b) on and after the Securitization of Note A-2, the Securitization of Note A-2.

“Lead Securitization Note” shall mean (a) during the period from and after the Securitization Date and prior to the Securitization of Note A-2, the related first Note or portion thereof contributed to a Securitization, and (b) on and after the Securitization of Note A-2, Note A-2.

“Lead Securitization Noteholder” shall mean the holder of the Lead Securitization Note.

“Lender” shall have the meaning assigned to such term in the Mortgage.

“Liquidation Proceeds” shall have the meaning assigned to such term in the Servicing Agreement or any one or more analogous terms in the Servicing Agreement.

“Major Decisions” shall mean:

(i)            any workout or other change to any Mortgage Loan that would result in any modification of, or waiver with respect to, the Mortgage Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Mortgage Loan or a modification or waiver of any other monetary term of the Mortgage Loan relating to the amount or timing of any payment of principal or interest or any other sums (including reserve requirements) due and payable under the Mortgage Loan Documents or a modification or waiver of any material non-monetary provision of the Mortgage Loan, including but not limited to provisions which restrict the Mortgage Loan Borrower or its equity owners from incurring additional indebtedness or transferring interests in the Mortgaged Property or the Mortgage Loan Borrower;

(ii)           any modification of, or waiver with respect to, the Mortgage Loan that would result in a discounted pay-off of any B Note;

(iii)          any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or any other exercise of remedies following an Event of Default;

8

(iv)          any material direct or indirect sale of all or any material portion of the Mortgaged Property or REO Property other than those required pursuant to the specific terms of the Mortgage Loan Documents and for which there is no material lender discretion;

(v)          any substitution, release or addition of collateral for the Mortgage Loan other than those required pursuant to the specific terms of the Mortgage Loan Documents and for which there is no material lender discretion;

(vi)          any release of the Mortgage Loan Borrower or guarantor from liability with respect to the Mortgage Loan including, without limitation, by acceptance of an assumption of the Mortgage Loan by a successor Mortgage Loan Borrower or replacement guarantor other than those required pursuant to the specific terms of the Mortgage Loan Documents and for which there is no material lender discretion;

(vii)         any determination (1) not to enforce a “due-on-sale” or “due–on–encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the Mortgage Loan Borrower) or (2) accelerate a Mortgage Loan (other than automatic accelerations pursuant to the Mortgage Loan Documents);

(viii)        any transfer of the Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the Mortgage Loan Borrower, other than those required pursuant to the specific terms of the Mortgage Loan Documents and for which there is no material lender discretion;

(ix)           any incurring of additional debt by the Mortgage Loan Borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the Mortgage Loan Borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor agreement, co-lender agreement, participation agreement, subordination agreement or similar agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement (other than those required pursuant to the specific terms of the Mortgage Loan Documents and for which there is no material lender discretion);

(x)            the waiver or modification of any documentation relating to the Guarantor’s obligations under the Guaranty (as defined in the Mortgage Loan Documents);

9

(xi)           the releases of any escrows or reserve accounts other than those required pursuant to the specific terms of the Mortgage Loan Documents and for which there is no material lender discretion;

(xii)          the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Mortgage Loan Borrower unless any option to purchase Note A-1, Note A-2 and Note A-3 pursuant to Section 12 of this Agreement has expired or been waived under Section 12 hereunder;

(xiii)         any approval of a major lease (to the extent Lender’s approval is required by the Mortgage Loan Documents);

(xiv)         following a default or an event of default with respect to the Mortgage Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan Documents;

(xv)          the termination or replacement of a property manager, hotel manager, timeshare manager, franchisor or licensor or execution, termination, renewal or material modification of any property management, hotel management, franchise, timeshare services or license agreement other than those required pursuant to the specific terms of the Mortgage Loan Documents and for which there is no material lender discretion;

(xvi)        any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or a REO Property;

(xvii)        (A) any modification, waiver or amendment of the Intercreditor Agreement or any other intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Mortgage Loan, or (B) an action to enforce rights with respect thereto;

(xviii)       approval of casualty or condemnation settlements, any determination to apply casualty or condemnation proceeds or awards to the reduction of the Mortgage Loan debt rather than to Mortgaged Property restoration, in each case, to the extent Lender consent is required under the Mortgage Loan Documents;

(xix)         any determination by the Master Servicer or the Special Servicer to transfer the Mortgage Loan to the Special Servicer with respect to any default or Event of Default which is anticipated but has not yet occurred; and

(xx)          any enforcement of any cure right or the exercise of any remedies under any franchise agreement, management agreement, subordination and non-disturbance agreement, comfort letter, recognition agreement or similar agreement related thereto, other than those required pursuant to the specific terms of the

10

applicable document and for which the enforcing or exercising party lacks material discretion.

provided, however that during the occurrence and continuance of a Control Appraisal Period, “Major Decision” shall have the meaning given to such term in the Servicing Agreement.

“Master Servicer” shall have the meaning applied to such term in the Servicing Agreement.

“Monetary Default” shall have the meaning assigned to such term in Section 11(a).

“Monetary Default Notice” shall have the meaning assigned to such term in Section 11(a).

“Monthly Payment” shall have the meaning assigned to such term in the Servicing Agreement.

“Payment Date” shall mean the Payment Date (as defined in the Mortgage Loan Documents).

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Morningstar”: shall mean Morningstar Credit Ratings, LLC, or any of its successors in interest, assigns, and/or changed entity name or designation resulting from any acquisition by Morningstar, Inc. or other similar entity of Realpoint LLC.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the Loan Agreement, dated as of March 28, 2017, between the Mortgage Loan Borrower, as Borrower, and JPMCB, as Lender, and as the same may be amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower Related Party” shall have the meaning assigned to such term in Section 18.

11

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Notes and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Principal Balance” shall mean, at any date of determination, the outstanding principal balance of the Mortgage Loan.

“Mortgage Loan Rate” shall mean, as of any date of determination, the weighted average of the Note A-1 Rate, the Note A-2 Rate, the Note A-3 Rate and the Note B Rate.

“Mortgage Loan Schedule” shall mean the Schedule attached hereto as Exhibit A.

“Net Note A-1 Rate” shall mean the Note A-1 Rate minus the Servicing Fee Rate applicable to Note A-1.

“Net Note A-2 Rate” shall mean the Note A-2 Rate minus the Servicing Fee Rate applicable to Note A-2.

“Net Note A-3 Rate” shall mean the Note A-3 Rate minus the Servicing Fee Rate applicable to Note A-3.

“Net Note B Rate” shall mean, with respect to each B Note, the applicable Note B Rate minus the Servicing Fee Rate applicable to such B Note.

“Non-Controlling Note” shall mean the interest of each Non-Controlling Noteholder in its Note.

“Non-Controlling Noteholder” shall mean each Noteholder other than the Controlling Noteholder.

“Non-Controlling Pari Passu Noteholder” shall mean either the Note A-1 Holder or the Note A-2 Holder; provided that at any time such holder’s Note is included in a Securitization other than the Lead Securitization, references to the “Non-Controlling Pari Passu Noteholder” herein shall mean the Non-Lead Securitization Subordinate Class Representative under the related Non-Lead Securitization Servicing Agreement, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement and as to the identity of which the Lead Securitization Noteholder (and the Master Servicer and the Special Servicer) has been given written notice. The Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall not be required at any time to deal with more than one party in respect of any Note exercising the rights of a “Non-Controlling Pari Passu Noteholder” herein or under the Servicing Agreement and, (x) to the extent that the related Non-Lead Securitization Servicing Agreement assigns such rights to more than one party or (y) to the extent a Non-Controlling Note is split into two or more New Notes pursuant to Section 39, for purposes of this Agreement, the Non-Lead Securitization Servicing Agreement or the holders of such New Notes shall designate one party to deal with the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) and provide written notice of such designation to the Lead Securitization Noteholder (and the Master Servicer and the Special Servicer acting on its behalf) (such party, the “Non-Controlling Pari Passu Noteholder Representative”); provided that,

12

in the absence of such designation and notice, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be entitled to treat the last party as to which it has received written notice as having been designated as the Non-Controlling Pari Passu Noteholder Representative with respect to such Non-Controlling Note for all purposes of this Agreement.

Prior to Securitization of any Non-Lead Securitization Note by a Non-Lead Securitization Noteholder (including any New Notes), all notices, reports, information or other deliverables required to be delivered to such Non-Lead Securitization Noteholder or Non-Controlling Pari Passu Noteholder pursuant to this Agreement or the Servicing Agreement by the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) only need to be delivered to each Non-Controlling Pari Passu Noteholder Representative and, when so delivered to each Non-Controlling Pari Passu Noteholder Representative, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Servicing Agreement. Following Securitization of any Non-Lead Securitization Notes by a Non-Lead Securitization Noteholder, all notices, reports, information or other deliverables required to be delivered to such Non-Lead Securitization Noteholder or Non-Controlling Pari Passu Noteholder pursuant to this Agreement or the Servicing Agreement by the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Non-Lead Securitization Servicing Agreement) and, when so delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Servicing Agreement.

“Non-Controlling Pari Passu Noteholder Representative” shall have the meaning assigned to such term in the definition of “Non-Controlling Pari Passu Noteholder”.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer on behalf of the Noteholders to make such payments free of any obligation or liability for withholding. For the avoidance of doubt, any holder of a Note delivering a certification in the form attached hereto as Exhibit D, along with any documents required pursuant to Section 32, will not be a Non-Exempt Person, unless such certification and other documents are rescinded.

“Non-Lead Asset Representations Reviewer” shall mean the “asset representations reviewer” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Certificate Administrator” shall mean the “certificate administrator” under any Non-Lead Securitization Servicing Agreement.

13

“Non-Lead Depositor” shall mean the “depositor” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Master Servicer” shall mean the master servicer under a Non-Lead Securitization.

“Non-Lead Securitization” shall mean any Securitization of a Non-Lead Securitization Note.

“Non-Lead Securitization Date” shall mean the closing date of any Non-Lead Securitization.

“Non-Lead Securitization Note” shall mean (a) during the period from and after the Securitization Date and prior to the Securitization of Note A-2, any of the Notes other than the first Note or portion thereof contributed to a Securitization, and (b) on and after the Securitization of Note A-2, Note A-1 and Note A-3.

“Non-Lead Securitization Noteholder” shall mean the Holder of any Non-Lead Securitization Note.

“Non-Lead Securitization Servicing Agreement” shall mean the servicing agreement for the related Non-Lead Securitization.

“Non-Lead Securitization Subordinate Class Representative” shall mean the holders of the majority of the class of securities issued in a Non-Lead Securitization designated as the “controlling class” pursuant to the related Non-Lead Securitization Servicing Agreement or their duly appointed representative; provided that if 50% or more of the class of securities issued in any Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, no person shall be entitled to exercise the rights of the related Non-Lead Securitization Subordinate Class Representative.

“Non-Lead Securitization Trust” shall mean the Securitization Trust into which any Non-Lead Securitization Note is deposited.

“Non-Lead Servicer” shall mean the Non-Lead Master Servicer or Non-Lead Special Servicer, as applicable.

“Non-Lead Special Servicer” shall mean the special servicer under a Non-Lead Securitization.

“Non-Lead Trustee” shall mean the trustee under a Non-Lead Securitization.

“Non-Monetary Default” shall have the meaning assigned to such term in Section 11(d).

14

“Non-Monetary Default Cure Period” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Notice” shall have the meaning assigned to such term in Section 11(d).

“Note” shall mean any of Note A-1, Note A-2, Note A-3 and Note B-1, Note B-2 and Note B-3, as applicable.

“Note A Holders” shall mean the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder.

“Note A-1” shall have the meaning assigned to such term in the recitals.

“Note A-1 Default Rate” shall mean a rate per annum equal to the Note A-1 Rate plus the Note Default Interest Spread.

“Note A-1 Holder” shall mean the Initial Note A-1 Holder, or any subsequent holder of the Note A-1, together with its successors and assigns.

“Note A-1 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-1 Principal Balance and the denominator of which is the Aggregate Principal Balance.

“Note A-1 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the initial Note A-1 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-1 Rate” shall mean the Note A-1 Rate set forth on the Mortgage Loan Schedule.

“Note A-1 Relative Spread” shall mean the ratio of the Note A-1 Rate to the Mortgage Loan Rate.

“Note A-2” shall have the meaning assigned to such term in the recitals.

“Note A-2 Default Rate” shall mean a rate per annum equal to the Note A-2 Rate plus the Note Default Interest Spread.

“Note A-2 Holder” shall mean the Initial Note A-2 Holder, or any subsequent holder of Note A-2, together with its successors and assigns.

“Note A-2 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-2 Principal Balance and the denominator of which is the Aggregate Principal Balance.

15

“Note A-2 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the initial Note A-2 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-2 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-2 Rate” shall mean the Note A-2 Rate set forth on the Mortgage Loan Schedule.

“Note A-2 Relative Spread” shall mean the ratio of the Note A-2 Rate to the Mortgage Loan Rate.

“Note A-3” shall have the meaning assigned to such term in the recitals.

“Note A-3 Default Rate” shall mean a rate per annum equal to the Note A-3 Rate plus the Note Default Interest Spread.

“Note A-3 Holder” shall mean the Initial Note A-3 Holder, or any subsequent holder of Note A-3, together with its successors and assigns.

“Note A-3 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-3 Principal Balance and the denominator of which is the Aggregate Principal Balance.

“Note A-3 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the initial Note A-3 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-3 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-3 Rate” shall mean the Note A-3 Rate set forth on the Mortgage Loan Schedule.

“Note A-3 Relative Spread” shall mean the ratio of the Note A-3 Rate to the Mortgage Loan Rate.

“Note B” shall mean, collectively, Note B-1, Note B-2 and Note B-3.

“Note B-1” shall have the meaning assigned to such term in the recitals.

“Note B-1 Holder” shall mean the Initial Note B-1 Holder, and its successors in interest, or any subsequent holder of Note B-1.

“Note B-2” shall have the meaning assigned to such term in the recitals.

“Note B-2 Holder” shall mean the Initial Note B-2 Holder, and its successors in interest, or any subsequent holder of Note B-2.

“Note B-3” shall have the meaning assigned to such term in the recitals.

16

“Note B-3 Holder” shall mean the Initial Note B-3 Holder, and its successors in interest, or any subsequent holder of Note B-3.

“Note B Default Rate” shall mean, with respect to each B Note, a rate per annum equal to the applicable Note B Rate plus the Note Default Interest Spread.

“Note B Holder” shall mean, individually or collectively, as the context may require, the Note B-1 Holder, the Note B-2 Holder and the Note B-3 Holder.

“Note B Percentage Interest” shall mean, with respect to each B Note, a fraction, expressed as a percentage, the numerator of which is the applicable Note B Principal Balance and the denominator of which is the Aggregate Principal Balance.

“Note B Principal Balance” shall mean, with respect to the Mortgage Loan and each B Note, at any time of determination, the applicable Initial Note B Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the applicable Note B Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note B Rate” shall mean, with respect to each B Note, the Note B Rate set forth on the Mortgage Loan Schedule for such B Note.

“Note B Relative Spread” shall mean, with respect to each B Note, the ratio of the applicable Note B Rate to the Mortgage Loan Rate.

“Note Default Interest Spread” shall mean a rate per annum equal to five percent (5%); provided, however, that if the weighted average of the Note A-1 Default Rate, the Note A-2 Default Rate, the Note A-3 Default Rate and the Note B Default Rate would exceed the maximum rate permitted by applicable law, the Note Default Interest Spread shall equal (i) the rate at which the weighted average of the Note A-1 Default Rate, the Note A-2 Default Rate, the Note A-3 Default Rate and the Note B Default Rate equals the maximum rate permitted by applicable law minus (ii) the Mortgage Loan Rate.

“Note Pledgee” shall have the meaning assigned to such term in Section 19(e).

“Note Rate” shall mean any of the Note A-1 Rate, the Note A-2 Rate, the Note A-3 Rate and the Note B Rate, as applicable.

“Note Register” shall have the meaning assigned to such term in Section 21.

“Noteholder” shall mean any of the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder, the Note B-1 Holder, the Note B-2 Holder and the Note B-3 Holder as applicable.

“Noteholder Purchase Notice” has the meaning assigned to such term in Section 12.

“Operating Advisor” shall mean the operating advisor appointed as provided in the Servicing Agreement.

17

“Penalty Charges” shall have the meaning assigned to such term in the Servicing Agreement.

“Percentage Interest” shall mean, with respect to the Note A-1 Holder, the Note A-1 Percentage Interest, with respect to the Note A-2 Holder, the Note A-2 Percentage Interest, with respect to the Note A-3 Holder, the Note A-3 Percentage Interest and with respect to each Note B Holder, the applicable Note B Percentage Interest, as each may be adjusted from time to time.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $500,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall have the meaning assigned to such term in the Servicing Agreement.

“Pledge” shall have the meaning assigned to such term in Section 19(e).

“Prepayment Premium” shall mean, with respect to the Mortgage Loan, any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Mortgage Loan pursuant to the Mortgage Loan Documents, including any exit fee.

“Principal Balance” shall mean any of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance and the Aggregate Note B Principal Balance, as applicable.

“Pro Rata and Pari Passu Basis” shall mean (i) with respect to the A Notes and the related Note A Holders and (ii) with respect to the B Notes and the related Note B Holders, in each of clause (i) and clause (ii), the allocation of any particular payment, collection, cost, expense, liability or other amount between such Notes or such Noteholders, as the case may be, without any priority of any such Note or any such Noteholder over another such Note or Noteholder, as the case may be, and in any event such that each Note or Noteholder, as the case may be, is allocated its respective Percentage Interest of such particular payment, collection, cost, expense, liability or other amount.

“Purchasing Note B Holder” shall have the meaning assigned to such term in Section 12.

“Qualified Institutional Lender” shall mean each of the Initial Noteholders, J.P. Morgan Chase Commercial Mortgage Securities Corp. and any other Person that is:

(a)          an entity Controlled (as defined below) by, under common Control with or Controlling the Initial Note A-1 Holder, Initial Note A-2 Holder, the Initial Note A-3 Holder or the Initial B Notes Holder, or

18

(b)          one or more of the following:

(i)          a real estate investment bank, an insurance company, reinsurance trust, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)          an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)          a Qualified Trustee (or in the case of a CDO, a single purpose bankruptcy remote entity which contemporaneously assigns or pledges a B Note, or a participation interest therein (or any portion thereof) to a Qualified Trustee) in connection with (a) a securitization of, (b) the creation of collateralized debt obligations (“CDO”) secured by, or (c) a financing through an “owner trust” of, a Note (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies which assigned a rating to one or more classes of securities issued in connection with such securitization (it being understood that with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation will not be required in connection with a transfer of a Note to such Securitization Vehicle); (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (i), (ii), (iii), (iv) or (v) of this definition, or

(iv)          an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $250,000,000, in which (A) the Note A-1 Holder, Note A-2 Holder, the Note A-3 Holder or any Note B Holder, as applicable, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and

19

operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition), or

(v)          an institution substantially similar to any of the foregoing, and in the case of any entity referred to in clause (b)(i), (b)(ii), (b)(iii)(a), (b)(iv)(B) or (b)(v) of this definition, (x) such entity has at least $250,000,000 in capital/statutory surplus or shareholders’ equity (including unpledged, uncalled irrevocable capital commitments that are unconditionally available to be called by such Person as cash capital contributions to such Person subject only to customary conditions such as minimum advance notice) (except with respect to a pension advisory firm, asset manager or similar fiduciary) and at least $600,000,000 in total assets (in name or under management) (including unpledged, uncalled irrevocable capital commitments that are unconditionally available to be called by such Person as cash capital contributions to such Person subject only to customary conditions such as minimum advance notice), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv) (B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity, or

(c)          any entity Controlled (as defined below) by any of the entities described in clause (b)(i), (ii), (iv)(B) or (v) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer.

For purposes of this definition only, “Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” have the meaning correlative thereto).

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean any of (a) S&P, (b) Moody’s, (c) Fitch, (d) DBRS, (e) KBRA and (f) Morningstar or, (g) if any of such entities shall for any reason no longer

20

perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by the Depositor or Non-Lead Depositor to rate the securities issued in connection with the Securitization of Note A-1, Note A-2 or Note A-3, as applicable; provided, however, that, at any time during which Note A-1, Note A-2 or Note A-3 is an asset of one or more Securitizations, “Rating Agencies” or “Rating Agency” shall mean with respect to Note A-1, Note A-2 or Note A-3, only those rating agencies that are engaged by the Depositor or Non-Lead Depositor, as applicable, from time to time to rate the securities issued in connection with the Securitization of such Note.

“Rating Agency Confirmation” shall mean prior to a Securitization with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or other acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from each Rating Agency with respect to such matter and after a Securitization, the meaning given thereto or any analogous term in the Servicing Agreement including any deemed Rating Agency Confirmation.

“Realized Losses” shall mean any reduction in the Mortgage Loan Principal Balance that does not result in an accompanying payment of principal to any of the Noteholders, which may result from, but is not limited to, one of the following circumstances: (i) the cancellation or forgiveness of any portion of the Mortgage Loan Principal Balance in connection with a bankruptcy or similar proceeding or a modification or amendment of the Mortgage Loan granted by the Servicer pursuant to the terms of the Servicing Agreement, or (ii) a reduction in the Mortgage Loan Rate, the Note A-1 Rate, Note A-2 Rate, Note A-3 Rate or the Note B Rate in connection with a bankruptcy or similar proceeding involving the Borrower or a modification or amendment of the Mortgage Loan agreed to by the Servicer in accordance with the terms of the Servicing Agreement, that as a result of the application of Section 5(c), results in the application of principal to pay interest to one or more Noteholders (each such Realized Loss described in this clause (ii) shall be deemed to have been incurred on the Payment Date for each affected monthly payment).

“Recovered Costs” shall mean any amounts referred to in clauses (d) and/or (e) of the definition of “Defaulted Mortgage Loan Purchase Price” that, at the time of determination, had been previously paid or reimbursed to any Servicer from sources other than collections on or in respect of the Mortgage Loan or the Mortgaged Property (including, without limitation, from collections on or in respect of loans other than the Mortgage Loan).

“Redirection Notice” shall have the meaning assigned to such term in Section 19(e).

“Relative Spread” shall mean the Note A-1 Relative Spread, Note A-2 Relative Spread, Note A-3 Relative Spread or Note B Relative Spread, as the context may require.

21

“REMIC” shall mean a real estate mortgage investment conduit within the meaning of Section 860D(a) of the Code.

“REMIC Provisions” shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, such special servicer is acting as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans, (iv) in the case of Morningstar, either (a) the applicable replacement has a special servicer ranking of at least “MOR CS3” by Morningstar (if ranked by Morningstar) or (b) if not ranked by Morningstar, is currently acting as a special servicer on a deal or transaction-level basis for all or a significant portion of the related mortgage loans in other CMBS transactions rated by any of S&P, Moody’s, Morningstar, Fitch, DBRS or KBRA and the trustee does not have actual knowledge that Morningstar has, and the replacement special servicer certifies that Morningstar has not, with respect to any such other CMBS transaction, qualified, downgraded or withdrawn its rating or ratings on one or more classes of such CMBS transaction citing servicing concerns of the applicable replacement as the sole or material factor in such rating action, (v) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination, and (vi) in the case of DBRS, such special servicer is currently acting as special servicer for one or more loans included in a commercial mortgage loan securitization that is rated by DBRS, and DBRS has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination.

“REO Property” shall have the meaning assigned to such term in the Servicing Agreement.

“S&P” shall mean S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and its successors in interest.

“Securitization” shall mean one or more sales by the Note A-1 Holder, Note A-2 Holder, Note A-3 Holder or a Note B Holder of all or a portion of such Note to a depositor, who

22

will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean the effective date on which the Securitization of the Lead Securitization Note or portion thereof is consummated.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which a B Note, Note A-1, Note A-2 or Note A-3 is held.

“Sequential Pay Event” shall mean any Event of Default with respect to an obligation to pay money due under the Mortgage Loan, any other Event of Default for which the Mortgage Loan is actually accelerated or any other Event of Default which causes the Mortgage Loan to become a Specially Serviced Mortgage Loan, or any bankruptcy or insolvency event that constitutes an Event of Default; provided, however, that unless the Servicer under the Servicing Agreement has notice or knowledge of such event at least ten (10) Business Days prior to the applicable distribution date, distributions will be made sequentially beginning on the subsequent distribution date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Mortgage Loan. A Sequential Pay Event shall no longer exist to the extent it has been cured (including any cure payment made by a Note B Holder in accordance with Section 11) and shall not be deemed to exist to the extent a Note B Holder is exercising its cure rights under Section 11.

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicing Agreement” shall mean (i) during the period from and after the Securitization of a Non-Lead Securitization Note and prior to the Securitization of Note A-2, the related pooling and servicing agreement for the Securitization of the first Note or portion thereof, (ii) on and after the Securitization of Note A-2, the pooling and servicing agreement for the Securitization of Note A-2, and (iii) on and after the date on which the Mortgage Loan is no longer subject to the provisions of the Servicing Agreement, the “Servicing Agreement” shall be determined in accordance with Section 2(f).

“Servicing Advances” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable.

“Servicing Fee Rate” shall have the meaning assigned to such term in the Servicing Agreement.

“Servicing Standard” shall have the meaning assigned to such term in the Servicing Agreement.

“Servicing Transfer Event” shall have the meaning assigned to such term in the Servicing Agreement.

23

“Special Servicer” shall have the meaning assigned to such term in the Servicing Agreement.

“Specially Serviced Mortgage Loan” shall have the meaning assigned to such term in the Servicing Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Threshold Event Collateral” shall have the meaning assigned to such term in Section 5(g).

“Threshold Event Cure” shall have the meaning assigned to such term in Section 5(g).

“Transfer” shall mean any sale, assignment, transfer, pledge, syndication, participation, hypothecation, contribution, encumbrance or other disposition (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repurchase financing or a Pledge in accordance with Section 19(e)).

“Trustee” shall mean the trustee appointed as provided in the Servicing Agreement.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 that is eligible to elect to be treated as a U.S. Person).

“Workout” shall mean any written modification, waiver, amendment, restructuring or workout of the Mortgage Loan or the Note entered into with the Mortgage Loan Borrower in accordance with the Servicing Agreement.

“Whole Loan Custodial Account” shall mean the custodial account or subaccount established for the Mortgage Loan pursuant to the Servicing Agreement.

Section 2. Servicing.

(a)          Each Noteholder acknowledges and agrees that, subject to this Agreement, the Mortgage Loan shall be serviced pursuant to this Agreement and the Servicing Agreement; provided that the Master Servicer shall not be obligated to advance monthly payments of principal or interest in respect of the Notes other than the Lead Securitization Note (and each Non-Lead Master Servicer shall be required to advance monthly payments of principal and

24

interest on each Non-Lead Securitization Note pursuant to the terms of the related Non-Lead Securitization Servicing Agreement) if such principal or interest is not paid by the Mortgage Loan Borrower but shall be obligated to advance delinquent real estate taxes, insurance premiums and other expenses related to the maintenance of the Mortgaged Property and maintenance and enforcement of the lien of the Mortgage thereon, subject to the terms of the Servicing Agreement. Each Note B Holder acknowledges that each of the Note A-1 Holder, Note A-2 Holder and Note A-3 Holder may elect, in its sole discretion, to include Note A-1, Note A-2, and/or Note A-3 in a Securitization and agrees that it will reasonably cooperate with such other Noteholder, at such other Noteholder’s expense, to effect such Securitization. Subject to the terms and conditions of this Agreement, each Noteholder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, Special Servicer and the Trustee under the Servicing Agreement by the Depositor and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with the Servicing Agreement. Each Noteholder hereby appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Noteholder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Servicing Agreement (subject at all times to the rights of the Noteholders set forth herein and in the Servicing Agreement). In no event shall the Servicing Agreement require the Servicer to enforce the rights of any Noteholder against any other Noteholder or limit the Servicer in enforcing the rights of one Noteholder against any other Noteholder; however, this statement shall not be construed to otherwise limit the rights of one Noteholder with respect to any other Noteholder.

(b)          In no event shall any Note B Holder be entitled to exercise any rights of the “directing holder” consulting class or any analogous class or holder under the Servicing Agreement except to the extent such Note B Holder is given such rights expressly under the terms of this Agreement or the Servicing Agreement in its capacity as the Controlling Noteholder.

(c)          In no event may the Servicing Agreement change the interest allocable to, or the amount of any payments due to, the Controlling Noteholder or materially increase the Controlling Noteholder’s obligations or materially decrease the Controlling Noteholder’s rights, remedies or protections hereunder. The Servicing Agreement shall require the Master Servicer and Special Servicer to service the Mortgage Loan in accordance with the terms of this Agreement, including the rights of the Note B Holders hereunder.

(d)          The Servicing Agreement shall contain provisions to the effect that:

(i)           if an event of default under the Servicing Agreement has occurred (A) with respect to the Master Servicer under the Servicing Agreement that affects a Noteholder or any class of commercial mortgage securities backed by a Note, and the Master Servicer is not otherwise terminated under the Securitization Servicing Agreement, then a Note B Holder or its designees (if such Note B Holder is the Controlling Holder) shall be entitled to direct the Master Servicer to appoint a sub-servicer solely with respect to the Mortgage Loan (or if the Mortgage Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement); and (B) the appointment (or replacement) of a sub-servicer with respect to

25

the Mortgage Loan, as contemplated in clause (A) above, will in any event be subject to written confirmation from each Rating Agency that such appointment would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the securities issued in connection with any Securitization;

(ii)          any payments received on the Mortgage Loan shall be paid by the Master Servicer to each of the Noteholders on the “master servicer remittance date” under the Servicing Agreement;

(iii)         the Master Servicer, any primary servicer, the Special Servicer and the Trustee, Certificate Administrator or other party acting as custodian for the Lead Securitization shall be required to deliver (and shall be required to cause each other servicer and servicing function participant (within the meaning of Items 1123 and 1122, respectively, of Regulation AB) retained or engaged by it to deliver) to the parties to any Non-Lead Securitization Servicing Agreement, at its own expense, in a timely manner, (i) the reports, certifications, compliance statements, accountants’ assessments and attestations, and all information to be included in reports (including, without limitation, Form ABS 15G, Form 10-K, Form 10-D and Form 8-K), and (ii) upon request, any other materials specified in the Non-Lead Securitization Servicing Agreement, in the case of clauses (i) and (ii), as the parties to each Non-Lead Securitization may reasonably require in order to comply with their obligations under the Securities Act and the Exchange Act (including Rule 15Ga-1) and Regulation AB, and any other applicable law. Without limiting the generality of the foregoing, the Lead Securitization Noteholder shall provide in a timely manner to the Non-Lead Depositor and the Non-Lead Trustee a copy of the Lead Securitization Servicing Agreement in EDGAR-compatible format (but not later than one business day following the closing date of the Lead Securitization) and each Servicer under the Lead Securitization Servicing Agreement will be required, upon prior written request, to provide to the Non-Lead Depositor and the Non-Lead Trustee any other information required to comply in a timely manner with applicable filing requirements under Items 1.01 and 6.02 of Form 8-K, any other disclosure information required pursuant to Regulation AB, in each case in a timely manner for inclusion in any disclosure document (or for filing under Form 8-K, as applicable) and with respect to such Servicers, upon prior written request, market indemnification agreements, opinions and Regulation AB compliance letters as were or are being delivered with respect to the Lead Securitization. As used in this Agreement, “Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the United States Securities and Exchange Commission (the “Commission”) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein. The Master Servicer, any primary servicer and the Special Servicer shall each be required to provide certification and indemnification to each Certifying Person with respect to the Sarbanes-Oxley Certification (or analogous terms) as such terms are defined in the Non-Lead Securitization Servicing Agreement;

26

(iv)         the Controlling Noteholder shall be entitled to receive, and the Master Servicer and the Special Servicer shall provide access to, any information relating to the Mortgage Loan, the Mortgage Loan Borrower or the Mortgaged Property as the Controlling Noteholder may reasonably request and would be customarily in the possession of, or collected or known by, the Master Servicer or the Special Servicer of mortgage loans similar to the Mortgage Loan and, in any event, all information that is required to be provided to holders of the securities issued by the Lead Securitization Trust that includes other Notes but not limited to standard CREFC® reports and Asset Status Reports, provided that if an interest in the Controlling Noteholder or the related Note is held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, then the Controlling Noteholder shall not be entitled to receive the Asset Status Report or any other information relating to the Special Servicer’s workout strategy or any “excluded information” or analogous term under the Servicing Agreement;

(v)          with respect to any/each Non-Lead Securitization Note (other than any Non-Lead Securitization Note deposited into the Lead Securitization as to which payments shall be withdrawn and remitted as provided in the Servicing Agreement), the Master Servicer shall withdraw from the related Collection Account and remit to the Non-Lead Securitization Noteholder, within one (1) Business Day of receipt of properly identified funds, any amounts that represent late collections or principal prepayments on such Non-Lead Securitization Note or any successor REO Property with respect thereto (exclusive of any portion of such amount payable or reimbursable to any third party in accordance with this Agreement), unless such amount would otherwise be included in the monthly remittance to the Non-Lead Securitization Noteholder; provided, however, that to the extent any such amounts are received after 3:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to remit such late collections or principal payments to the Non-Lead Master Servicer within two (2) Business Days of receipt of properly identified funds;

(vi)         each Noteholder is an intended third party beneficiary in respect of the rights afforded it under the Servicing Agreement and may directly enforce such rights;

(vii)        each Non-Lead Master Servicer and Non-Lead Special Servicer shall be a third-party beneficiary of the Servicing Agreement with respect to all provisions therein expressly relating to compensation, reimbursement or indemnification of such Non-Lead Master Servicer or Non-Lead Special Servicer, as the case may be, and the provisions regarding coordination of advances;

(viii)       satisfy Moody’s rating methodology as of the closing date of the Lead Securitization related to eligible accounts and permitted investments for a securitization rated “Aaa” by Moody’s, or otherwise acceptable to Moody’s;

(ix)          in connection with (A) any amendment of the Lead Securitization Servicing Agreement, a party to such Lead Securitization Servicing Agreement is required to provide a copy of the executed amendment to each Non-Lead Depositor and one or more parties to the related Non-Lead Securitization Servicing Agreement (which may be by e-mail), together with a copy of such amendment in electronic format, no later than the

27

effective date of such amendment, and (B) the termination, resignation and/or replacement of the Master Servicer or Special Servicer under the Servicing Agreement, the replacement “master servicer” or replacement “special servicer”, as applicable, is required to provide to each Non-Lead Depositor and one or more parties to the related Non-Lead Securitization Servicing Agreement all disclosure about itself that is required to be included in Form 8-K no later than the date of effectiveness thereof;

(x)           “Servicer Termination Events” (or any analogous term under the Lead Securitization Servicing Agreement) include customary market termination events with respect to failure to make advances, failure to timely remit payments to the Non-Lead Securitization Noteholders as required hereunder or under the Servicing Agreement, failure to deliver (or cause to be delivered) materials or information required in order for the Non-Lead Securitization Noteholders or the Non-Lead Depositor to timely comply with its obligations under the Exchange Act, the Securities Act and Form SF-3, and for rating agency downgrades or other triggers with respect to any certificates issued in connection with a Non-Lead Securitization, subject to customary grace periods (provided that, in the case of failures related to the securities laws, such grace periods will not cause a Non-Lead Depositor to fail to comply with the applicable provisions of such securities laws);

(xi)          the Servicing Agreement may not be amended without the consent of the Note B-1 Holder or any Non-Lead Securitization Noteholder (other than any Non-Lead Securitization Noteholder that is a direct party to the Servicing Agreement) if such amendment would materially and adversely affect its rights thereunder; and

(xii)         the Servicing Agreement has provisions that are materially consistent with those set forth in the JPMCC 2017-JP6 Pooling and Servicing Agreement with respect to:

(A)          requirements to obtain an appraisal or appraisal update following a transfer of the Mortgage Loan to special servicing status and periodic update thereof;

(B)          duties of the special servicer in respect of foreclosure and the management of REO property; and

(C)           subject to various adjustments and caps provided for in the Servicing Agreement (which shall be substantially similar to those set forth in the JPMCC 2017-JP6 Pooling and Servicing Agreement), the primary servicing fee, special servicing fee, workout fee and liquidation fee (and, in any event, the fees at which such compensation accrue or are determined shall not exceed 0.00250%, 0.25%, 1.00% and 1.00%, respectively), provided, however, that (1) this clause (C) shall not be construed to prohibit differences in timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificate holder or investor voting or consent thresholds, or to prohibit or restrict additional approval, consent, consultation, notice or rating agency confirmation requirements; and (2) in the

28

event of any conflict between this sentence and any other provision of this Agreement, such other provision of this Agreement shall control.

(e)          Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Servicer pursuant to the terms hereof shall be performed by the Master Servicer or the Special Servicer, as applicable, as set forth in the Servicing Agreement.

(f)          At any time after the Securitization Date that the Lead Securitization Note is no longer subject to the provisions of the Servicing Agreement, the Lead Securitization Noteholder shall cause the Mortgage Loan to be serviced pursuant to a servicing agreement that contains servicing provisions which are the same as or more favorable to the Note A Holders and the Note B Holders, in substance, to those in the Servicing Agreement (including, without limitation, all applicable provisions relating to delivery of information and reports necessary for any Non-Lead Securitization to comply with any applicable reporting requirements under the Securities Exchange Act of 1934, as amended) and all references herein to the “Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that if any Non-Lead Securitization Note is in a Securitization, then a Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such subsequent servicing agreement; provided, further, however, that until a replacement servicing agreement has been entered into, the Lead Securitization Noteholder shall cause the Mortgage Loan to be serviced in accordance with the servicing provisions set forth in the Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan; provided, however, that the Servicer under the Servicing Agreement shall have no further obligations to advance monthly payments of principal and interest; provided, further, however, that until a replacement servicing agreement is in place, the actual servicing of the Mortgage Loan may be performed by any nationally recognized commercial mortgage loan servicer appointed by Lead Securitization Noteholder and the special servicer appointed by the Controlling Noteholder (so long as such special servicer has a Required Special Servicer Rating) and does not have to be performed by the service providers set forth under the Servicing Agreement.

(g)          Each Non-Lead Securitization Noteholder agrees that, if a Non-Lead Securitization Note is included in a Securitization, it shall cause the applicable Non-Lead Securitization Servicing Agreement to contain provisions to the effect that:

(i)           the Non-Lead Securitization Noteholder shall be responsible for its pro rata share of any Servicing Advances (and advance interest thereon) and any additional trust fund expenses, but only to the extent that they relate to servicing and administration of the Notes and the Mortgaged Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees relating to the Notes, and that in the event that the funds received with respect to each respective Note are insufficient to cover such Servicing Advances or additional trust fund expenses, (A) the Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, or the Lead Securitization Trust, as applicable, out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement for the Non-Lead Securitization Noteholder’s pro rata share of any such Nonrecoverable Servicing Advances (together

29

with advance interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property), and (B) if the Servicing Agreement permits the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to reimburse itself from the Lead Securitization Trust’s general account, then the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may do so, and the Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement for the Non-Lead Securitization Noteholder’s pro rata share of any such Nonrecoverable Servicing Advances (together with advance interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property);

(ii)          each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each of such Indemnified Parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of Servicing Agreement and, in the case of the Lead Securitization Trust, to the extent of any additional trust fund expenses with respect to the Mortgage Loan) by the Non-Lead Securitization Trust, against any of the Indemnified Items to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Whole Loan Custodial Account that are allocated to the Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for the Non-Lead Securitization Note’s pro rata share of the insufficiency out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement;

(iii)          the Non-Lead Certificate Administrator will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer and the Operating Advisor (i) promptly following the Securitization of the Non-Lead Securitization Note, notice of the deposit of the Non-Lead Securitization Note into a Securitization Trust (which notice shall also provide contact information for the trustee, the certificate administrator, the Non-Lead Master Servicer, the special servicer and the party designated to exercise the rights of the “Non-Controlling Pari Passu Noteholder” under this Agreement), accompanied by a certified copy of the executed Non-Lead Securitization Servicing Agreement and (ii) notice of any subsequent change in the identity of the Non-Lead Master Servicer or the party designated to exercise the rights of the “Non-Controlling Pari Passu Noteholder” under this Agreement (together with the relevant contact information);

(iv)         any matter affecting the servicing and administration of the Mortgage Loan that requires delivery of a Rating Agency Confirmation pursuant to the Servicing Agreement shall also require delivery of a Rating Agency Confirmation under each Non-Lead Securitization Servicing Agreement; and

30

(v)          the Master Servicer, the Special Servicer, the Trustee and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

(h)          The Servicing Agreement shall provide that compensating interest payments as defined therein with respect to Note A-1, Note A-2 and Note A-3 will be allocated by the Master Servicer among Note A-1, Note A-2 and Note A-3, pro rata, in accordance with their respective principal amounts. The Master Servicer shall remit any compensating interest payment in respect of the Non-Lead Securitization Note to the Non-Lead Securitization Noteholder.

(i)          In the event any filing is required to be made by any Non-Lead Depositor under the related Lead Securitization Servicing Agreement in order to comply with the Non-Lead Depositor’s requirements under the Securities Exchange Act of 1934, as amended, the related Non-Lead Securitization Noteholder (including the related Non-Lead Depositor and related Non-Lead Trustee) shall use commercially reasonable efforts to timely comply with any such filing.

(j)          Each Non-Lead Securitization Noteholder shall give each of the parties to the Servicing Agreement and the Note B Holders (that will not also be a party to the related Non-Lead Securitization Servicing Agreement) notice of the Non-Lead Securitization in writing (which may be by e-mail) promptly after the related Non-Lead Securitization Date. Such notice shall contain contact information for each of the parties to the related Non-Lead Securitization Servicing Agreement. In addition, after the related Non-Lead Securitization Date, the related Non-Lead Securitization Noteholder shall send a copy of the related Non-Lead Securitization Servicing Agreement to each of the parties to the Servicing Agreement and the Note B Holders.

(k)          If a Non-Lead Securitization Note becomes the subject of an Asset Review pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate with such Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing such Non-Lead Asset Representations Reviewer with any documents reasonably requested by such Non-Lead Asset Representations Reviewer, but only to the extent that such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be, and are not in the possession of the Non-Lead Asset Representations Reviewer (and the Non-Lead Asset Representations Reviewer has informed such party that it has first requested, and not received, the documents from the master servicer, special servicer and custodian for the applicable Non-Lead Securitization).

Section 3. Subordination of Note B; Payments Prior to a Sequential Pay Event. Note B and the rights of the Note B Holders to receive payments of interest, principal and other amounts with respect to Note B shall at all times be junior, subject and subordinate to Note A-1, Note A-2 and Note A-3 and the right of the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder to receive payments of interest, principal and other amounts with respect to Note A-1, Note A-2 and Note A-3 as set forth herein. If no Sequential Pay Event, as determined by the applicable Servicer, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds

31

thereof, whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent, in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under the Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer, Operating Advisor, Certificate Administrator or Trustee with respect to the Mortgage Loan pursuant to the Servicing Agreement, shall be applied by the Lead Securitization Noteholder (or the Servicer) and distributed by the Servicer for payment in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)          first, to the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder, pro rata, in an amount equal to the accrued and unpaid interest on the Note A-1 Principal Balance at the Net Note A-1 Rate, on the Note A-2 Principal Balance at the Net Note A-2 Rate and on the Note A-3 Principal Balance at the Net Note A-3 Rate, respectively;

(b)          second, to the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder, on a Pro Rata and Pari Passu Basis, in an amount equal to the sum of (x) all scheduled principal payments received, if any, with respect to such Payment Date with respect to the A Notes, and (y) any unscheduled principal payments received, if any, with respect to such Payment Date with respect to the Mortgage Loan, until their Principal Balances have been reduced to zero;

(c)          third, to the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder, on a Pro Rata and Pari Passu Basis, based on their outstanding Principal Balances, up to the amount of any unreimbursed costs and expenses paid by the Note A-1 Holder, the Note A-2 Holder and/or the Note A-3 Holder including any Recovered Costs not previously reimbursed to such Noteholder (or paid or advanced by any Servicer on its behalf and not previously paid or reimbursed) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)          fourth, to the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder on a Pro Rata and Pari Passu Basis in an amount equal to the product of (i) the Percentage Interest of such Note multiplied by (ii) the Note A-1 Relative Spread, the Note A-2 Relative Spread or the Note A-3 Relative Spread, as applicable, and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(e)          fifth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(d) and, as a result of a Workout, the Note A-1 Principal Balance, the Note A-2 Principal Balance and the Note A-3 Principal Balance have been reduced, such excess amount shall be paid to the Note A Holders, on a Pro Rata and Pari Passu Basis, in an

32

amount up to the reduction, if any, of the Principal Balance of the applicable A Note as a result of such Workout, plus interest on such amount at the Note A-1 Rate, the Note A-2 Rate or the Note A-3 Rate, as applicable;

(f)          sixth, to the Note B Holders, on a Pro Rata and Pari Passu Basis, in an amount equal to the accrued and unpaid interest on the applicable Note B Principal Balance at the related Net Note B Rate;

(g)          seventh, to the Note B Holders on a Pro Rata and Pari Passu Basis in an amount equal to their respective Percentage Interests of the sum of (x) all scheduled principal payments received, if any, with respect to such Payment Date with respect to the B Notes, and (y) any unscheduled principal payments received, if any, with respect to such Payment Date with respect to the Mortgage Loan remaining after giving effect to the allocations in clause (b), until their Principal Balances have been reduced to zero;

(h)          eighth, to the Note B Holders on a Pro Rata and Pari Passu Basis in an amount equal to the product of (i) the Percentage Interest of such Note multiplied by (ii) the applicable Note B Relative Spread and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(i)           ninth, to the extent any Note B Holder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse such Note B Holder on a Pro Rata and Pari Passu Basis for all such cure payments;

(j)           tenth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i) and, as a result of a Workout, the Principal Balance of Note B has been reduced, such excess amount shall be paid to the Note B Holders, on a Pro Rata and Pari Passu Basis, in an amount up to the reduction, if any, of the Aggregate Note B Principal Balance as a result of such Workout, plus interest on such amount at the related Note B Rate;

(k)          eleventh, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder and the Note B Holders, pro rata based on their respective Percentage Interests; and

(l)          twelfth, if any excess amount, including, without limitation, any Default Interest, is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(k), any remaining amount shall be paid pro rata to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder and the Note B Holders in accordance with their respective initial Percentage Interests.

Section 4. Payments Following a Sequential Pay Event. Payments of interest and principal shall be made to the Noteholders in accordance with Section 3 of this Agreement;

33

provided, if a Sequential Pay Event, as determined by the applicable Servicer and as set forth in the Servicing Agreement, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof (including without limitation amounts received by the Master Servicer or Special Servicer pursuant to the Servicing Agreement as reimbursements on account of recoveries in respect of Advances), whether received in the form of Monthly Payments, any proceeds from the sale or distribution of any REO Property, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents to continue to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to any Servicer under Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer, Operating Advisor, Certificate Administrator or Trustee with respect to this Mortgage Loan pursuant to the Servicing Agreement with respect to the Mortgage Loan, shall be distributed by the Servicer in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)          first, to the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder, pro rata, in an amount equal to the accrued and unpaid interest on the Note A-1 Principal Balance at the Net Note A-1 Rate, on the Note A-2 Principal Balance at the Net Note A-2 Rate and on the Note A-3 Principal Balance at the Net Note A-3 Rate, respectively;

(b)          second, to the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder in an amount equal to all amounts allocated as principal on the Mortgage Loan, on a Pro Rata and Pari Passu Basis, based on their outstanding Principal Balances, until their Principal Balances have been reduced to zero;

(c)          third, to the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder on a Pro Rata and Pari Passu Basis up to the amount of any unreimbursed costs and expenses paid by the Note A-1 Holder, the Note A-2 Holder and/or the Note A-3 Holder including any Recovered Costs not previously reimbursed to such Noteholder (or paid or advanced by any Servicer on its behalf and not previously paid or reimbursed) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)          fourth, to the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder on a Pro Rata and Pari Passu Basis in an amount equal to the product of (i) the Percentage Interest of such Note multiplied by (ii) the Note A-1 Relative Spread, the Note A-2 Relative Spread or the Note A-3 Relative Spread, as applicable, and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(e)          fifth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance

34

with the foregoing clauses (a)-(d) and, as a result of a Workout, the Note A-1 Principal Balance, the Note A-2 Principal Balance and the Note A-3 Principal Balance have been reduced, such excess amount shall be paid to the Note A Holders, on a Pro Rata and Pari Passu Basis, in an amount up to the reduction, if any, of the Principal Balance of the applicable A Note as a result of such Workout, plus interest on such amount at the Note A-1 Rate, the Note A-2 Rate or the Note A-3 Rate, as applicable;

(f)          sixth, to the Note B Holders, on a Pro Rata and Pari Passu Basis, in an amount equal to the accrued and unpaid interest on the applicable Note B Principal Balance at the related Net Note B Rate;

(g)          seventh, to the Note B Holders, on a Pro Rata and Pari Passu Basis, based on their outstanding Principal Balances, in an amount equal to all amounts allocated as principal on the Mortgage Loan with respect to such Payment Date remaining after giving effect to the allocations in clause (b) above, until the Aggregate Note B Principal Balance has been reduced to zero;

(h)          eighth, to the Note B Holders on a Pro Rata and Pari Passu Basis in an amount equal to the product of (i) the Percentage Interest of such Note multiplied by (ii) the applicable Note B Relative Spread and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(i)          ninth, to the extent a Note B Holder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse such Note B Holder on a Pro Rata and Pari Passu Basis for all such cure payments;

(j)          tenth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i) and, as a result of a Workout the Principal Balance of Note B has been reduced, such excess amount shall be paid to the Note B Holders, on a Pro Rata and Pari Passu Basis, in an amount up to the reduction, if any, of the Aggregate Note B Principal Balance as a result of such Workout, plus interest on such amount at the related Note B Rate;

(k)          eleventh, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder and the Note B Holders, pro rata, based on their respective Percentage Interests; and

(l)          twelfth, if any excess amount, including, without limitation, any Default Interest, is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(k), any remaining amount shall be paid pro rata to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder and the Note B Holders in accordance with their respective Percentage Interests.

35

For clarification purposes, after Securitization of any of the Notes, Penalty Charges paid on the A Notes and the B Notes pursuant to Section 3 or Section 4 hereunder, shall be allocated to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Servicing Advances and reimbursement of any Servicing Advances in accordance with the terms of the Lead Securitization Servicing Agreement, second, to pay, on a pro rata basis, the Master Servicer, Trustee, any Non-Lead Master Servicer or any Non-Lead Trustee for any interest accrued on any P&I Advance made with respect to such Note by such party (if and as specified in the Lead Securitization Servicing Agreement or any Non-Lead Servicing Agreement, as applicable), third, to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Mortgage Loan (as specified in the Lead Securitization Servicing Agreement) and finally, in the case of the remaining amount of Penalty Charges allocable pursuant to Section 3 or Section 4 hereunder to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement.

Section 5.             Administration of the Mortgage Loan.

(a)          Subject to this Agreement (including, without limitation, Section 5(f) below) and the Servicing Agreement and consistent with the Servicing Standard, the Lead Securitization Noteholder (or any Servicer acting on behalf of the Lead Securitization Noteholder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy and no other Noteholder shall have any voting, consent or other rights whatsoever with respect to the Lead Securitization Noteholder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Servicing Agreement (including, without limitation, Section 5(f) below) and consistent with the Servicing Standard, each Note B Holder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Lead Securitization Noteholder (or any Servicer acting on behalf of the Lead Securitization Noteholder) the rights, if any, that such Note B Holder has to, (i) call or cause the Lead Securitization Noteholder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Securitization Noteholder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization Noteholder (or any Servicer acting on behalf of the Lead Securitization Noteholder) shall not have any fiduciary duty to the Note A-2 Holder, the Note A-3 Holder or the Note B Holders in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Noteholder from the obligation to make any disbursement of funds as set forth herein).

Subject to Section 11 and Section 12 hereof, upon the Mortgage Loan becoming a Defaulted Mortgage Loan, each Non-Lead Securitization Noteholder hereby acknowledges the right and obligation of the Lead Securitization Noteholder (or the Special Servicer acting on behalf of the Lead Securitization Noteholder) to sell each Non-Lead Securitization Note together with the Lead Securitization Note as notes evidencing one whole loan in accordance with the

36

terms of the Servicing Agreement. In connection with any such sale, the Special Servicer shall be required to sell Note A-1, Note A-2 and Note A-3 together in the manner set forth in the Servicing Agreement. Notwithstanding the foregoing, the Lead Securitization Noteholder (or the Special Servicer acting on behalf of the Lead Securitization Noteholder) shall not be permitted to sell the Mortgage Loan if it becomes a Defaulted Mortgage Loan without the written consent of the Non-Controlling Pari-Passu Noteholders (provided that such consent is not required from a Non-Controlling Pari-Passu Noteholder that is the Mortgage Loan Borrower or an affiliate of the Mortgage Loan Borrower) unless the Special Servicer has delivered to the Non-Controlling Pari-Passu Noteholders: (a) at least 15 Business Days’ prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale, (c) at least 10 days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the Servicing File reasonably requested by the Non-Controlling Pari-Passu Noteholders that are material to the price of the Mortgage Loan and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the Controlling Noteholder Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that any such Non-Controlling Pari-Passu Noteholder may waive, as to itself, any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Servicing Agreement, each of the Controlling Noteholder, the Controlling Noteholder Representative, the Non-Controlling Pari-Passu Noteholders (or any controlling noteholder representative or directing holder on its behalf under a Non-Lead Securitization Servicing Agreement) shall be permitted to bid at any sale of the Mortgage Loan unless such Person is the Mortgage Loan Borrower or an agent or Affiliate of the Mortgage Loan Borrower.

Each Non-Lead Securitization Noteholder hereby appoints the Lead Securitization Noteholder as its agent, and grants to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of soliciting and accepting offers for and consummating the sale. The Non-Lead Securitization Noteholder further agrees that, upon the request of the Lead Securitization Noteholder, the Non-Lead Securitization Noteholder shall execute and deliver to or at the direction of Lead Securitization Noteholder such powers of attorney or other instruments as the Lead Securitization Noteholder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver the original Non-Lead Securitization Note endorsed in blank, to or at the direction of the Lead Securitization Noteholder in connection with the consummation of any such sale.

The authority and obligation of the Lead Securitization Noteholder to sell the Non-Lead Securitization Note, and the obligations of the Non-Lead Securitization Noteholder to execute and deliver instruments or deliver the Non-Lead Securitization Note upon request of the Lead Securitization Noteholder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which Lead Securitization Note is repurchased by the initial holder of the Lead Securitization Note from the trust fund established under the Lead Securitization Agreement in connection with a material breach of representation or warranty made by the initial holder of the Lead Securitization Note with respect to Lead Securitization Note or material

37

document defect with respect to the documents delivered by the initial holder of the Lead Securitization Note with respect to the Lead Securitization Note upon the consummation of the Lead Securitization. The preceding sentence shall not be construed to grant to the Non-Lead Securitization Noteholder the benefit of any representation or warranty made by the initial holder of the Lead Securitization Note or any document delivery obligation imposed on the initial holder of the Lead Securitization Note under any mortgage loan purchase and sale agreement, instrument of transfer or other document or instrument that may be executed or delivered by the initial holder of the Lead Securitization Note in connection with the Lead Securitization.

(b)          The administration of the Mortgage Loan shall be governed by this Agreement and the Servicing Agreement. Each Noteholder agrees to be bound by the terms of the Servicing Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall service the Mortgage Loan in accordance with the terms of this Agreement, including without limitation, the rights of the Note B Holders set forth in Section 5(f) below and consistent with the Servicing Standard. Servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Mortgage Loan, by the Special Servicer, in each case pursuant to the Servicing Agreement and consistent with the Servicing Standard. Notwithstanding anything to the contrary contained herein, in accordance with the Servicing Agreement, the Lead Securitization Noteholder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Servicing Standard, taking into account the interests of each of the Noteholders as a collective whole (it being understood that the interest of the Note B Holders is subordinate to Note A-1, Note A-2 and Note A-3, subject to the terms and conditions of this Agreement, including without limitation the rights of the Controlling Noteholder), and any Note B Holder who is not the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party shall be deemed a third party beneficiary of such provisions of the Servicing Agreement. The foregoing provisions of this Section 5(b) shall not limit or modify the rights of the Controlling Noteholder and/or the Controlling Noteholder Representative to exercise their respective rights specifically set forth under this Agreement.

(c)          Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Servicing Agreement and this Agreement (including, without limitation, Sections 2, 5(f) and 6 and the Servicing Standard), if the Lead Securitization Noteholder in connection with a Workout of the Mortgage Loan modifies the terms thereof such that (i) the unpaid principal balance of the Mortgage Loan is decreased, (ii) the Mortgage Loan Rate or scheduled amortization payments on such Mortgage Loan are reduced, (iii) payments of interest or principal on such Mortgage Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the Mortgage Loan Rate or increase in scheduled amortization payments) is made to any of the terms of the Mortgage Loan, all payments to the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder pursuant to Section 3 and Section 4, as applicable, shall be made as though such Workout did not occur, with the payment terms of Note A-1, Note A-2 and Note A-3 remaining the same as they are on the date hereof, the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such Workout shall be borne by the Note B Holders (up to the amount otherwise due on Note B). Subject to the Servicing Agreement and this Agreement (including without limitation Sections 5(f) and 6), in the case of any modification or amendment described above, the Lead Securitization Noteholder will have the sole authority and ability to revise the

38

payment provisions set forth in Section 3 and Section 4 above in a manner that reflects the subordination of Note B to Note A-1, Note A-2 and Note A-3 with respect to the loss that is the result of such amendment or modification, including: (i) the ability to increase the Note A-1 Percentage Interest, Note A-2 Percentage Interest and Note A-3 Percentage Interest and to reduce the Note B Percentage Interest in a manner that reflects a loss in principal as a result of such amendment or modification and (ii) the ability to change the Note A-1 Rate, the Note A-2 Rate, the Note A-3 Rate and the Note B Rate, as applicable, in order to reflect a reduction in the Mortgage Loan Rate of the Mortgage Loan but shall not be permitted to change the order of the clauses set forth in Sections 3 and 4 hereof. Notwithstanding the foregoing, if any Workout, modification or amendment of the Mortgage Loan extends the original maturity date of the Mortgage Loan, for purposes of this paragraph, the Balloon Payment will be deemed not to be due on the original maturity date of the Mortgage Loan but will be deemed due on the extended maturity date of the Mortgage Loan.

(d)          All rights and obligations of the Lead Securitization Noteholder described hereunder may be exercised by the Servicers on behalf of the Lead Securitization Noteholder in accordance with the Servicing Agreement and this Agreement.

(e)          If any Note is included as an asset of a REMIC, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall each qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Noteholders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interests of the Noteholders therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Noteholders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three months after the earliest startup day of any REMIC which includes the Lead Securitization Note (or any portion thereof). The Noteholders agree that the provisions of this Section 5(e) shall be effected by compliance by the Lead Securitization Noteholder or its assignees with this Agreement or the Servicing Agreement or any other agreement which governs the administration of the Mortgage Loan or the Lead Securitization Noteholder’s interests therein. All costs and expenses of compliance with this Section 5(e), to the extent that such costs and expenses relate to administration of a REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, shall be borne by the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder on a Pro Rata and Pari Passu Basis.

Anything herein or in the Servicing Agreement to the contrary notwithstanding, in the event that one of Note A-1, Note A-2 or Note A-3 is included in a REMIC and the other is not, such other Noteholder shall not be required to reimburse such Noteholder that deposited its respective Note in the REMIC or any other Person for payment of (i) any taxes imposed on such

39

REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to the other Noteholders be reduced to offset or make-up any such payment or deficit.

(f) (i)      Subject to clauses (ii) or (iii) below, if any consent, modification, amendment or waiver under or other action in respect of a Mortgage (whether or not a Servicing Transfer Event has occurred and is continuing) that would constitute a Major Decision has been requested or proposed, at least ten (10) Business Days prior to taking action with respect to such Major Decision (or making a determination not to take action with respect to such Major Decision), the Servicer must receive the written consent of the Controlling Noteholder (or its Controlling Noteholder Representative) (which may be given or withheld in its sole discretion) before implementing a decision with respect to such Major Decision.

(ii)          If the Lead Securitization Noteholder (or the Servicer acting on its behalf) has not received a response from the Controlling Noteholder (or its Controlling Noteholder Representative) with respect to such Major Decision within five (5) Business Days after delivery of the notice of a Major Decision, the Lead Securitization Noteholder (or the Servicer acting on its behalf) shall deliver an additional copy of the notice of a Major Decision in all caps bold 14-point font: “THIS IS A SECOND NOTICE. FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS OF THIS SECOND NOTICE WILL RESULT IN A LOSS OF YOUR RIGHT TO CONSENT WITH RESPECT TO THIS DECISION.” and if the Controlling Noteholder (or its Controlling Noteholder Representative) fails to respond to the Lead Securitization Noteholder (or the Servicer acting on its behalf) with respect to any such proposed action within five (5) Business Days after receipt of such second notice, the Controlling Noteholder (or its Controlling Noteholder Representative), as applicable, shall have no further consent rights with respect to the specific action set forth in such notice.

Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to the Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Servicer may take actions with respect to such Mortgaged Property before obtaining the consent of the Controlling Noteholder (or its Controlling Noteholder Representative) if the Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Noteholders, and the Servicer has made a reasonable effort to contact the Controlling Noteholder (or its Controlling Noteholder Representative). The foregoing shall not relieve the Lead Securitization Noteholder (or Servicer acting on its behalf) of its duties to comply with the Servicing Standard.

(iii)          Notwithstanding the foregoing, the Lead Securitization Noteholder (or any Servicer acting on its behalf) shall not follow any advice or consultation provided by the Controlling Noteholder (or its Controlling Noteholder Representative) that would require or cause the Lead Securitization Noteholder (or any Servicer acting on its behalf) to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the Lead Securitization Noteholder (or any Servicer acting on its behalf) to

40

violate provisions of this Agreement or the Servicing Agreement, require or cause the Lead Securitization Noteholder (or any Servicer acting on its behalf) to violate the terms of the Mortgage Loan, or materially expand the scope of any Lead Securitization Noteholder’s (or any Servicer acting on its behalf) responsibilities under this Agreement or the Servicing Agreement.

The Special Servicer shall be required to provide copies to each Non-Controlling Noteholder of any notice, information and report that is required to be provided to the Controlling Noteholder pursuant to the Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report within the same time frame such notice, information and report is required to be provided to the Controlling Noteholder (for this purpose, without regard to whether such items are actually required to be provided to the Controlling Noteholder under the Servicing Agreement due to the occurrence of a Control Termination Event or a Consultation Termination Event (as each such term is defined in the Servicing Agreement)), and (ii) the Special Servicer will be required to consult with each Non-Controlling Noteholder on a strictly non-binding basis, to the extent having received such notices, information and reports, each Non-Controlling Noteholder requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by each Non-Controlling Noteholder; provided that after the expiration of a period of ten (10) Business Days from the delivery to each Non-Controlling Noteholder by the Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the Special Servicer shall no longer be obligated to consult with such Non-Controlling Noteholders, whether or not such Non-Controlling Noteholders have responded within such ten (10) Business Day period (unless, the Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

In addition to the consultation rights of any Non-Controlling Noteholder provided in the immediately preceding paragraph, during the continuance of a Control Appraisal Period, each Non-Controlling Noteholder shall have the right to attend annual meetings (either telephonically or in person, in the discretion of the Servicer) with the Servicer at the offices of the Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed.

The Noteholders acknowledge that the Servicing Agreement may contain certain provisions that give the operating advisor under the Servicing Agreement certain non-binding consultation rights with respect to Major Decisions related to compliance with the risk retention rules applicable to such Securitization

(g)          The Note B-1 Holder, if it is the Controlling Noteholder shall be entitled to avoid its applicable Control Appraisal Period caused by application of an Appraisal Reduction Amount upon satisfaction of the following (which must be completed within thirty (30) days of the Servicer’s receipt of a third party Appraisal that indicates such Control Appraisal Period has occurred (which such Appraisal the Special Servicer will be required to deliver to the Controlling Noteholder within two (2) Business Days of receipt by the Special Servicer of such third party Appraisal) together with the Special Servicer’s calculation of the Appraisal Reduction Amount

41

applicable to Note B-1: (i) such Controlling Noteholder shall have delivered Threshold Event Collateral as a supplement to the appraised value of the Mortgaged Property, in the amount specified in clause (ii) below, to the Servicer, together with documentation acceptable to the Servicer in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the Servicer on behalf of the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder in such collateral (a) cash collateral for the benefit of, and acceptable to, the Servicer or (b) an unconditional and irrevocable standby letter of credit with the Servicer as the beneficiary, issued by a bank or other financial institutions the long term unsecured debt obligations of which are rated at least “AA” by S&P, “A” by Fitch and “Aa2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “F-1” by Fitch and “P-1” by Moody’s (either (a) or (b), the “Threshold Event Collateral”), and (ii) the Threshold Event Collateral shall be in an amount which, when added to the appraised value of the Mortgaged Property as determined pursuant to the Servicing Agreement, would cause the applicable Control Appraisal Period not to occur. If the requirements of this paragraph are satisfied by the Controlling Noteholder (a “Threshold Event Cure”), no Control Appraisal Period caused by application of an Appraisal Reduction Amount shall be deemed to have occurred. If a letter of credit is furnished as Threshold Event Collateral, the applicable Controlling Noteholder shall be required to renew such letter of credit not later than thirty (30) days prior to expiration thereof or to replace such letter of credit with a substitute letter of credit or other Threshold Event Collateral with an expiration date that is greater than forty-five (45) days from the date of substitution; provided, however, that, if a letter of credit is not renewed prior to thirty (30) days prior to the expiration date of such letter of credit, the letter of credit shall provide that the Servicer may (and at the direction of the applicable Controlling Noteholder, shall) draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. If a letter of credit is furnished as Threshold Event Collateral, the applicable Controlling Noteholder shall be required to replace such letter of credit with other Threshold Event Collateral within 30 days if the credit ratings of the issuing entity are downgraded below the required ratings; provided, however, that, if such Threshold Event Collateral is not so replaced, the Servicer shall draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. The Threshold Event Cure shall continue until (i) the appraised value of the Mortgaged Property plus the value of the Threshold Event Collateral would not be sufficient to prevent a Control Appraisal Period from occurring; or (ii) the occurrence of a Final Recovery Determination. If the appraised value of the Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Control Appraisal Period without taking into consideration any, or some portion of, Threshold Event Collateral previously delivered by the Controlling Noteholder, any or such portion of Threshold Event Collateral held by the Servicer shall promptly be returned to such Controlling Noteholder (at its sole expense). Upon a Final Recovery Determination with respect to the Mortgage Loan, such Threshold Event Collateral shall be available to reimburse each Noteholder for any Realized Loss pursuant to Sections 3 or 4, as applicable, with respect to the Mortgage Loan after application of the net proceeds of liquidation, not in excess of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance and the Aggregate Note B Principal Balance, as the case may be, plus accrued and unpaid interest thereon at the applicable interest rate and all other Additional Servicing Expenses reimbursable under this Agreement and under the Servicing Agreement. Any Threshold Event Collateral shall be treated as an “outside reserve fund” for purposes of the REMIC Provisions and such property (and the right to reimbursement of any amounts with respect thereto from a REMIC) shall be

42

beneficially owned by the posting Noteholder who shall be taxed on all income with respect thereto. The entire amount of Threshold Event Collateral, without a haircut or other reduction, shall be considered in determining the sufficiency of such Threshold Event Collateral to avoid a Control Appraisal Period.

(h)          The Master Servicer or Special Servicer shall obtain appraisals that meet the requirements of, and at the times required pursuant to, the terms of the Servicing Agreement.

(i)          If an Event of Default under the Mortgage Loan has occurred and is continuing, the Special Servicer may, in accordance with the terms and provisions of the Servicing Agreement elect to sell the Mortgage Loan, subject to the consent right of the Controlling Noteholder (or its Controlling Noteholder Representative). Such sale may include each of Note A-1, Note A-2, Note A-3 and any B Note as determined by the Special Servicer in accordance with the Servicing Standard (taking into account the subordinate nature of the B Notes).

Section 6.             Appointment of Controlling Noteholder Representative.

(a)          The Controlling Noteholder shall have the right at any time to appoint a representative to exercise its rights hereunder (the “Controlling Noteholder Representative”). The Controlling Noteholder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Noteholder Representative. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Noteholder may, at its option, in each case, act through the Controlling Noteholder Representative. The Controlling Noteholder Representative may be any Person (other than the Mortgage Loan Borrower, its principal or any Affiliate of the Mortgage Loan Borrower), including, without limitation, the Controlling Noteholder, any officer or employee of the Controlling Noteholder, any Affiliate of the Controlling Noteholder or any other unrelated third party. No such Controlling Noteholder Representative shall owe any fiduciary duty or other duty to any other Person (other than to the Controlling Noteholder). All actions that are permitted to be taken by the Controlling Noteholder under this Agreement may be taken by the Controlling Noteholder Representative acting on behalf of the Controlling Noteholder and the Lead Securitization Noteholder (and any Servicer) will accept such actions of the Controlling Noteholder Representative as actions of the Controlling Noteholder. The Lead Securitization Noteholder (or any Servicer on its behalf) shall not be required to recognize any Person as a Controlling Noteholder Representative until the Controlling Noteholder has notified the Lead Securitization Noteholder (and any Servicer) of such appointment and, if the Controlling Noteholder Representative is not the same Person as the Controlling Noteholder, the Controlling Noteholder Representative provides the Lead Securitization Noteholder (and any Servicer) with written confirmation of its acceptance of such appointment, an address, any fax number and any email address for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses, telephone numbers, any fax numbers and any email addresses).

(b)          Neither the Controlling Noteholder Representative nor the Controlling Noteholder will have any liability to the other Noteholders or any other Person for any action taken, or for refraining from the taking of any action pursuant to this Agreement or the Servicing

43

Agreement, or for errors in judgment, absent any loss, liability or expense incurred by reason of its willful misconduct, bad faith or gross negligence. The Noteholders agree that the Controlling Noteholder Representative and the Controlling Noteholder may take or refrain from taking actions that favor the interests of one Noteholder over any other Noteholder, and that the Controlling Noteholder Representative may have special relationships and interests that conflict with the interests of a Noteholder and, absent willful misconduct, bad faith or gross negligence on the part of the Controlling Noteholder Representative or such Controlling Noteholder, as the case may be, agree to take no action against the Controlling Noteholder Representative, such Controlling Noteholder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Noteholder Representative nor such Controlling Noteholder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misconduct or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting solely in the interests of any Noteholder.

(c)          If the Lead Securitization Noteholder is the Controlling Noteholder, each Note B Holder acknowledges and agrees all of the aforementioned rights and obligations of the Controlling Noteholder and the Controlling Noteholder Representative set forth in Section 5(f) and 5(g) and this Section 6 shall be exercisable by the Lead Securitization Noteholder (or the applicable Person specified in the Servicing Agreement) to the extent set forth in the Servicing Agreement.

Section 7.             Special Servicer. The Controlling Noteholder, at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), shall have the right to appoint a replacement Special Servicer with respect to the Mortgage Loan. The Controlling Noteholder shall be entitled to terminate the rights and obligations of the Special Servicer under the Servicing Agreement, with or without cause, upon at least ten (10) Business Days’ prior written notice to the Special Servicer (provided, however, that the Controlling Noteholder shall not be liable for any termination or similar fee in connection with the removal of the Special Servicer in accordance with this Section 7); such termination not be effective unless and until (A) each Rating Agency that rates a Non-Lead Securitization delivers a Rating Agency Confirmation (to the extent any portion of the Mortgage Loan has been securitized) (in the case of DBRS, this requirement may be deemed satisfied with respect to a required Rating Agency Confirmation from DBRS if the successor Special Servicer has a Required Special Servicer Rating); (B) the initial or successor Special Servicer has assumed in writing (from and after the date such successor Special Servicer becomes the Special Servicer) all of the responsibilities, duties and liabilities of the Special Servicer under the Servicing Agreement from and after the date it becomes the Special Servicer as they relate to the Mortgage Loan pursuant to an assumption agreement reasonably satisfactory to the Trustee; and (C) the Trustee shall have received an opinion of counsel reasonably satisfactory to the Trustee to the effect that (x) the designation of such replacement to serve as Special Servicer is in compliance with the Servicing Agreement, (y) such replacement will be bound by the terms of the Servicing Agreement with respect to such Mortgage Loan and (z) subject to customary qualifications and exceptions, the applicable Servicing Agreement will be enforceable against such replacement in accordance with its terms. The Lead Securitization Noteholder shall promptly provide copies to any terminated Special Servicer of the documents referred to in the preceding sentence. Prior to the Lead Securitization,

44

if the Mortgage Loan becomes a Specially Serviced Mortgage Loan, and if not later than thirty (30) days after the Mortgage Loan becomes a Specially Serviced Mortgage Loan the Controlling Noteholder elects to replace the Special Servicer, then each Noteholder agrees that no liquidation fees or workout fees shall be payable to the Special Servicer being replaced, unless such Special Servicer shall have either successfully completed a workout or a liquidation, in which case such fees shall be payable as provided herein.

The Controlling Noteholder agrees and acknowledges that the Servicing Agreement may contain provisions such that the Special Servicer could be terminated under the Servicing Agreement based on a recommendation by the Operating Advisor if (A) the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the holders of Certificates issued under the Servicing Agreement (as a collective whole) and (B) an affirmative vote of requisite certificate holders is obtained. The Controlling Noteholder will retain its right to remove and replace the Special Servicer, but the Controlling Noteholder may not restore a Special Servicer that has been removed in accordance with the preceding sentence.

Section 8.             Payment Procedure.

(a)          The Lead Securitization Noteholder (or the Servicer on its behalf), in accordance with the priorities set forth in Section 3 or 4, as applicable, and subject to the terms of the Servicing Agreement, will deposit or cause to be deposited all payments allocable to the Notes to the Collection Account or Whole Loan Custodial Account for the Notes established pursuant to the Servicing Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall establish a segregated sub-account for amounts due to the each Noteholder. The Lead Securitization Noteholder (or the Servicer acting on its behalf) shall deposit such amounts to the applicable account within two (2) Business Days following the Lead Securitization Noteholder’s (or the Servicer’s acting on its behalf) receipt of properly identified and available funds from or on behalf of the Mortgage Loan Borrower.

(b)          If the Lead Securitization Noteholder (or the Servicer on its behalf) determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of a Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to such Noteholder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, a Lead Securitization Noteholder (or the Servicer on its behalf) shall not be required to distribute any portion thereof to such Noteholder and such Noteholder will promptly on demand by the Lead Securitization Noteholder (or the Servicer on its behalf) repay to the Lead Securitization Noteholder (or the Servicer on its behalf) any portion thereof that the Lead Securitization Noteholder (or the Servicer on its behalf) shall have theretofore distributed to such Noteholder, together with interest thereon at such rate, if any, as the Lead Securitization Noteholder shall have been required to pay to any Mortgage Loan Borrower, the Master Servicer, Special Servicer, any other Noteholder or such other Person with respect thereto.

45

(c)          If, for any reason, the Lead Securitization Noteholder (or the Servicer on its behalf) makes any payment to any Note B Holder before the Lead Securitization Noteholder (or the Servicer on its behalf) has received the corresponding payment (it being understood that the Lead Securitization Noteholder (or the Servicer on its behalf) is under no obligation to do so), and the Lead Securitization Noteholder (or the Servicer on its behalf) does not receive the corresponding payment within three (3) Business Days of its payment to such Note B Holder, such Note B Holder will, at the Lead Securitization Noteholder’s (or the Servicer’s on its behalf) request, promptly return that payment to the Lead Securitization Noteholder (or the Servicer on its behalf).

(d)          Each Noteholder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it will promptly remit such excess to the Lead Securitization Noteholder (or the Servicer on its behalf) subject to this Agreement and the Servicing Agreement and to be distributed pursuant to the terms of this Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall have the right to offset any amounts due hereunder from the Note B Holders, as applicable, with respect to the Mortgage Loan against any future payments due to the Note B Holders, as applicable, under the Mortgage Loan, provided, that each Noteholder’s obligations under this Section 8 are separate and distinct obligations from one another and in no event shall the Lead Securitization Noteholder (or the Servicer on its behalf) enforce the obligations of one Noteholder against another Noteholder. Each Noteholder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.             Limitation on Liability of the Noteholders. No Noteholder (including any Servicer on a Noteholder’s behalf) shall have any liability to any other Noteholder except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Noteholder; provided, that, notwithstanding any of the foregoing to the contrary, each Servicer will nevertheless be subject to the obligations and standards (including the Servicing Standard) set forth in the related Securitization Servicing Agreement.

Each Note B Holder acknowledges that, subject to the terms and conditions hereof and the obligation of the Lead Securitization Noteholder (including any Servicer) to comply with, and except as otherwise required by, the Servicing Standard, the Lead Securitization Noteholder (including any Servicer) may exercise, or omit to exercise, any rights that the Lead Securitization Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of the Note B Holders and that the Lead Securitization Noteholder (including any Servicer) shall have no liability whatsoever to the Note B Holders in connection with the Lead Securitization Noteholder’s exercise of rights or any omission by the Lead Securitization Noteholder to exercise such rights other than as described above; provided, however, that such Servicer must act in accordance with the Servicing Standard.

Each Note B Holder acknowledges that, subject to the terms and conditions hereof, the Servicing Agreement and the obligation of any Non-Lead Noteholder (including any Non-Lead Servicer) to comply with, and except as otherwise required by, the Servicing Standard (as if such standard was applicable to the Non-Lead Noteholder as a “servicer” thereunder), the

46

Non-Lead Noteholder (including any Non-Lead Servicer) may exercise, or omit to exercise, any rights that the Non-Lead Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of the Note B Holders and that the Non-Lead Noteholder (including any Non-Lead Servicer) shall have no liability whatsoever to the Note B Holders in connection with the Non-Lead Noteholder’s exercise of rights or any omission by the Non-Lead Noteholder to exercise such rights other than as described above; provided, however, that the Non-Lead Servicer must act in accordance with the servicing standard under the Non-Lead Securitization Servicing Agreement.

Each Noteholder acknowledges that, subject to the terms and conditions hereof, any other Noteholder may exercise, or omit to exercise, any rights that such Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of the other Noteholders and that such Noteholder shall have no liability whatsoever to any other Noteholder in connection with such Noteholder’s exercise of rights or any omission by such Noteholder to exercise such rights; provided, however, that such Noteholder shall not be protected against any liability to any other Noteholder that would otherwise be imposed by reason of willful misconduct, bad faith or negligence.

Section 10.             Bankruptcy. Subject to the provisions of Section 5(f) hereof and the Servicing Standard, each Noteholder hereby covenants and agrees that only the Lead Securitization Noteholder (or the Servicer on its behalf) has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Subject to the provisions of Section 5(f) hereof and the Servicing Standard, each Noteholder further agrees that only the Lead Securitization Noteholder, as a creditor, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Noteholders hereby appoint the Lead Securitization Noteholder as their agent, and grant to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to each of the Note A-1 Holder, the Note A-3 Holder and the Note B Holders and the Controlling Noteholder in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Noteholders, hereby agree that, upon the request of the Lead Securitization Noteholder but subject to the provisions of Section 5(f), such Noteholder shall execute, acknowledge and deliver to the Lead Securitization Noteholder all and every such further deeds, conveyances and instruments as the Lead Securitization Noteholder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by any Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard.

47

Section 11.             Cure Rights of Note B Holders.

(a)          Subject to Section 11(b) below, and prior to a Control Appraisal Period, in the event that the Mortgage Loan Borrower fails to make any payment of principal or interest on the Mortgage Loan by the end of the applicable grace period (the “Grace Period”) for such payment permitted under the applicable Mortgage Loan Documents (a “Monetary Default”), the Lead Securitization Noteholder shall provide written notice to the Controlling Noteholder Representative of such default (the “Monetary Default Notice”). If a Note B Holder has not cured such Monetary Default within five (5) Business Days after receipt by the Controlling Noteholder Representative of the Monetary Default Notice, the Lead Securitization Noteholder shall deliver an additional copy of the Monetary Default Notice that contains a statement in boldface font that this is a second notice and that the Note B Holders’ failure to cure such Monetary Default within five (5) Business Days after receiving such second notice will result in the termination of the right to cure such Monetary Default. The Note B Holders shall have the right, but not the obligation, to cure such Monetary Default after receiving the first Monetary Default Notice and until the period ending five (5) Business Days after receiving the second Monetary Default Notice (the “Cure Period”) and at no other times. At the time a payment is made to cure a Monetary Default, the Note B Holders shall pay or reimburse the Lead Securitization Noteholder for all unreimbursed Advances (whether or not recoverable with respect to Note A-1, Note A-2, Note A-3, including principal and interest advances made with respect to the Non-Lead Securitization Notes under the Non-Lead Securitization Servicing Agreements), Advance Interest Amounts, any unpaid fees to any Servicer and any Additional Servicing Expenses. The Note B Holders shall not be required, in order to effect a cure hereunder, to pay any default interest or late charges under the Mortgage Loan Documents. So long as a Monetary Default exists for which a cure payment permitted hereunder is made, such Monetary Default shall not be treated as an Event of Default by the Lead Securitization Noteholder (including for purposes of (i) the definition of “Sequential Pay Event,” (ii) accelerating the Mortgage Loan, modifying, amending or waiving any provisions of the Mortgage Loan Documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Mortgaged Property; or (iii) treating the Mortgage Loan as a Specially Serviced Mortgage Loan); provided that such limitation shall not prevent the Lead Securitization Noteholder from collecting Default Interest or late charges from the Mortgage Loan Borrower and applying such amounts pursuant to Section 3 or 4 hereof. Any amounts advanced by a Noteholder on behalf of the Mortgage Loan Borrower to effect any cure shall be reimbursable to such Noteholder under Section 3 or Section 4, as applicable.

(b)          Notwithstanding anything to the contrary contained in Section 11(a), the Note B Holders shall be limited to a combined total of six (6) cures of Monetary Defaults, no more than three (3) of which may be consecutive, or Non-Monetary Defaults over the term of the Mortgage Loan. Additional Cure Periods shall only be permitted with the consent of the Lead Securitization Noteholder.

(c)          No action taken by any Note B Holder in accordance with this Agreement shall excuse performance by the Mortgage Loan Borrower of its obligations under the Mortgage Loan Documents and the Note A-1 Holder’s, the Note A-2 Holder’s and the Note A-3 Holder’s rights under the Mortgage Loan Documents shall not be waived or prejudiced by virtue of such

48

Note B Holder’s actions under this Agreement. Subject to the terms of this Agreement, the Note B Holders shall be subrogated to the Note A-1 Holder’s, the Note A-2 Holder’s and the Note A-3 Holder’s rights to any payment owing to the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder for which any Note B Holder makes a cure payment as permitted under this Section 11 but such subrogation rights may not be exercised against the Mortgage Loan Borrower until 91 days after the Note is paid in full.

(d)          Prior to a Control Appraisal Period, if an Event of Default (other than a Monetary Default) occurs and is continuing under the Mortgage Loan Documents (a “Non-Monetary Default”), the Lead Securitization Noteholder shall provide notice to the Controlling Noteholder Representative of such Non-Monetary Default (the “Non-Monetary Default Notice”) and the Note B Holders shall have the right, but not the obligation, to cure such Non-Monetary Default within the same period of time as the Mortgage Loan Borrower under the Mortgage Loan Documents, without regard for the date of receipt by the Note B Holders of the Non-Monetary Default Notice, or in any event, up to forty (40) days, to cure such Non-Monetary Default; provided, however, if such Non-Monetary Default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the Note B Holders, the Note B Holders shall be given an additional period of time as is reasonably necessary to enable the Note B Holders in the exercise of due diligence to cure such Non-Monetary Default for so long as (i) the Note B Holders diligently and expeditiously proceed to cure such Non-Monetary Default, (ii) the Note B Holders make all cure payments that they are permitted to make in accordance with the terms and provisions of Section 11(a) hereof, (iii) such additional period of time does not exceed sixty (60) days, (iv) such Non-Monetary Default is not caused by an Insolvency Proceeding or during such period of time that the Note B Holders have to cure a Non-Monetary Default in accordance with this Section 11(d) (the “Non-Monetary Default Cure Period”), an Insolvency Proceeding does not occur and (v) during such Non-Monetary Default Cure Period, there is no material adverse effect on the Mortgage Loan Borrower or the Mortgaged Property or the value of the Mortgage Loan as a result of such Non-Monetary Default or the attempted cure. The Non-Monetary Default Notice shall contain a statement that the Note B Holders’ or the Controlling Noteholder Representative’s failure to cure such Non-Monetary Default within the applicable Non-Monetary Default Cure Period after receiving such notice will result in the termination of the right to cure such Non-Monetary Default. The Note B Holders shall not contact the Mortgage Loan Borrower in order to effect any cures under Section 11(a) or this 11(d) without the prior written consent of the Lead Securitization Noteholder.

Section 12.             Purchase of Note A-1, Note A-2 and Note A-3 By Note B Holder. Each Note B Holder shall have the right, by written notice to the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder (a “Noteholder Purchase Notice”), delivered at any time an Event of Default under the Mortgage Loan has occurred and is continuing, to purchase, in immediately available funds, Note A-1, Note A-2 and Note A-3 in whole but not in part at the applicable Defaulted Mortgage Loan Purchase Price (any Note B Holder that exercises such right, the “Purchasing Note B Holder”). Upon the delivery of the Noteholder Purchase Notice to the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder, the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder shall sell (and the Purchasing Note B Holder shall purchase) Note A-1, Note A-2 and Note A-3 (including, without limitation, any Notes therein) at the applicable Defaulted Mortgage Loan Purchase Price, on a date (the “Defaulted Note Purchase

49

Date”) not less than ten (10) days and not more than thirty (30) days after the date of the Noteholder Purchase Notice, as shall be mutually established by the Lead Securitization Noteholder and the Purchasing Note B Holder. The Noteholder Purchase Notice shall contain a statement that the Purchasing Note B Holder’s failure to purchase Note A-1, Note A-2 and Note A-3 on a Defaulted Note Purchase Date will result in the termination of such right with respect to the applicable Event of Default. No subsequent Event of Default shall grant the Note B Holders a right to purchase Note A-1, Note A-2 and Note A-3 unless, prior to such Event of Default, the Mortgage Loan becomes a “Corrected Loan” (as defined in the Servicing Agreement). Each Note B Holder agrees that the sale of Note A-1, Note A-2 and Note A-3 shall comply with all requirements of the Servicing Agreement and that all costs and expenses related thereto shall be paid by the Purchasing Note B Holder. The Defaulted Mortgage Loan Purchase Price shall be calculated by the Lead Securitization Noteholder (or the Servicer on its behalf) three (3) Business Days prior to the Defaulted Note Purchase Date (and such calculation shall be accompanied by a listing of all amounts included in the Defaulted Mortgage Loan Purchase Price), and shall, absent manifest error, be binding upon the Note B Holders. Concurrently with the payment to the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder in immediately available funds of its respective portion of the applicable Defaulted Mortgage Loan Purchase Price, the Note A-1 Holder, Note A-2 Holder and the Note A-3 Holder will execute at the sole cost and expense of the Purchasing Note B Holder in favor of the Purchasing Note B Holder assignment documentation which will assign Note A-1, Note A-2 and Note A-3, as applicable, and the Mortgage Loan Documents without recourse, representations or warranties (except the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder, as applicable, will represent and warrant that it had good and marketable title to, was the sole owner and holder of, and had power and authority to deliver the Mortgage Loan or Note, as applicable, free and clear of all liens and encumbrances (other than any interest created by Note B)). The right of the Note B Holders to purchase Note A-1, Note A-2 and Note A-3 shall automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property (and the Lead Securitization Noteholder shall give the Note B Holders ten (10) days’ prior written notice of its intent with respect to such action). Notwithstanding the foregoing sentence, if title to the Mortgaged Property is transferred to the Servicer (or other nominee on behalf of the Noteholders) less than ten (10) days after the acceleration of the Mortgage Loan, the Lead Securitization Noteholder shall notify the Note B Holders of such transfer and the Note B Holders shall have a fifteen (15) day period from the date of such notice from the Lead Securitization Noteholder to deliver the Noteholder Purchase Notice to the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder, in which case the Purchasing Note B Holder will be obligated to purchase the Mortgaged Property, in immediately available funds, within such fifteen (15) day period at the applicable Defaulted Mortgage Loan Purchase Price.

Section 13.             Representations of the Note B Holders.  Each Note B Holder, for itself only, represents, and it is specifically understood and agreed, that it is acquiring the applicable B Note for its own account in the ordinary course of its business and the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder shall otherwise have no liability or responsibility to such Note B Holder except as expressly provided herein or for actions that are taken or omitted to be taken by the Note A-1 Holder, the Note A-2 Holder or the Note A-3 Holder that constitute gross negligence or willful misconduct or that constitute a breach of this Agreement. Each Note B Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all

50

necessary corporate action, and does not contravene its charter or any law or contractual restriction binding upon such Note B Holder, and that this Agreement is the legal, valid and binding obligation of such Note B Holder enforceable against such Note B Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. Each Note B Holder, for itself only, represents and warrants that it is duly organized, validly existing, in good standing and possesses of all licenses and authorizations necessary to carry on its business. Each Note B Holder, for itself only, represents and warrants that (a) this Agreement has been duly executed and delivered by such Note B Holder, (b) to such Note B Holder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Note B Holder have been obtained or made and (c) to such Note B Holder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Note B Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Each Note B Holder acknowledges that the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder do not owe the Note B Holders any fiduciary duty with respect to any action taken under the Mortgage Loan Documents and, except as provided herein, need not consult with the Note B Holders with respect to any action taken by the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder in connection with the Mortgage Loan.

Each Note B Holder expressly and irrevocably waives for itself and any Person claiming through or under such Note B Holder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law which purports to give a junior loan Noteholder the right to initiate any loan enforcement or foreclosure proceedings.

Section 14.             Representations of the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder.  Each of the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder represents and warrants that the execution, delivery and performance of this Agreement is within its respective corporate powers, has been duly authorized by all necessary corporate action, and does not contravene the Note A-1 Holder’s, the Note A-2 Holder’s and the Note A-3 Holder’s charter or any law or contractual restriction binding upon the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder, and that this Agreement is the legal, valid and binding obligation of each of the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder enforceable against it in accordance with its terms. Each of the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder represents and warrants that it is duly organized, validly existing, in good standing and possession of all licenses and authorizations necessary to carry on its respective business. Each of the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder represents and warrants that (a) this Agreement has been duly executed and delivered by each of the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder, (b) to each of the Note A-1 Holder’s and Note A-2 Holder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any,

51

required for the execution, delivery and performance of this Agreement by each of the Note A-1 Holder and Note A-2 Holder have been obtained or made and (c) to each of the Note A-1 Holder’s, the Note A-2 Holder’s and the Note A-3 Holder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Section 15.             Independent Analysis of the Note B Holders.  Each Note B Holder acknowledges that it has, independently and without reliance upon the Initial Note A-1 Holder, the Initial Note A-2 Holder or the Initial Note A-3 Holder, except with respect to the representations and warranties provided by the Initial Note A-1 Holder, the Initial Note A-2 Holder and the Initial Note A-3 Holder herein, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to purchase the applicable B Note and such Note B Holder accepts responsibility therefor. Each Note B Holder hereby acknowledges that, other than the representations and warranties provided herein, the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder have made no representations or warranties with respect to the Mortgage Loan, subject to such representations and warranties as provided by the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder herein, and that the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder shall have no responsibility for (i) the collectibility of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower. Each Note B Holder assumes all risk of loss in connection with respect to the applicable B Note except as specifically set forth herein.

Section 16.             No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby among any of the Noteholders as a partnership, association, joint venture or other entity. The Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder shall have no obligation whatsoever to offer to any Note B Holder the opportunity to purchase a Note interest in any future loans originated by the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder or their Affiliates and if the Note A-1 Holder, the Note A-2 Holder or the Note A-3 Holder chooses to offer to any Note B Holder the opportunity to purchase a Note interest in any future mortgage loans originated by the Note A-1 Holder, the Note A-2 Holder or the Note A-3 Holder or their Affiliates, such offer shall be at such purchase price and interest rate as the Note A-1 Holder, the Note A-2 Holder or the Note A-3 Holder chooses, in its sole and absolute discretion. No Note B Holder shall have any obligation whatsoever to purchase from the Note A-1 Holder, the Note A-2 Holder or the Note A-3 Holder a Note interest in any future loans originated by the Note A-1 Holder, the Note A-2 Holder or the Note A-3 Holder or their Affiliates.

Section 17.             Not a Security. Note B shall not be deemed to be a security within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

52

Section 18.             Other Business Activities of the Noteholders. Each Noteholder acknowledges that each other Noteholder or its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, the Mortgage Loan Borrower or any direct or indirect parent or Affiliate thereof, any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any Affiliate thereof or any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower or any Affiliate thereof (each, a “Mortgage Loan Borrower Related Party”), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 19.             Sale of the Notes.

(a)          Each Note B Holder agrees that it will not Transfer all or any portion of Note B without the Note A-1 Holder’s, Note A-2 Holder’s or Note A-3 Holder’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, except that each Note B Holder shall have the right to Transfer its respective Note, or any portion thereof, (i) to a Qualified Institutional Lender, provided, that promptly after the Transfer the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder are provided with (x) a representation from a transferee or such Note B Holder certifying that such transferee is a Qualified Institutional Lender, (y) a copy of the assignment and assumption agreement referred to in Section 20 and (z) such transfer would not cause a B Note to be held by more than five persons nor cause there to be no one person owning a majority of a B Note and (ii) to an entity that is not a Qualified Institutional Lender; provided that with respect to the foregoing subclause (ii), such Note B Holder obtains (1) prior to a Securitization, the consent of the Lead Securitization Noteholder and (2) after a Securitization, Rating Agency Confirmation (and for avoidance of doubt, no consent of the Lead Securitization Noteholder shall be required after a Securitization); provided that in each of case (1) and (2), (x) promptly after the Transfer the Lead Securitization Noteholder is provided with a copy of the assignment and assumption agreement referred to in Section 20 and (y) such transfer would not cause a B Note to be held by more than five persons nor cause there to be no one person owning a majority of a B Note. If a B Note is held by more than one Note B Holder at any time, the holders of a majority of the applicable Note B Principal Balance shall immediately appoint a representative to exercise all rights of such B Note hereunder. Notwithstanding the foregoing, without the Note A-1 Holder’s, the Note A-2 Holder’s and the Note A-3 Holder’s prior consent, which may be withheld in the Note A-1 Holder’s, the Note A-2 Holder’s and the Note A-3 Holder’s discretion, no Note B Holder shall Transfer all or any portion of Note B to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Note B Holder agrees it will pay the expenses of the Lead Securitization Noteholder (including all expenses of the Master Servicer and the Special Servicer) in connection with any such Transfer. The Agent shall provide two Business Days’ prior written notice to each Rating Agency of any Transfer.

(b)          Notwithstanding the foregoing, each Note B Holder shall have the right, without the need to obtain the consent of the Note A-1 Holder, the Note A-2 Holder or the Note A-3 Holder or any other Person, to Transfer 49% or less (in the aggregate) of its interest in the applicable B Note to any Person; provided that any such Transfer shall be made in accordance

53

with the terms of this Section 19; provided, further that no Note B Holder shall Transfer all or any portion of any B Note to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be void ab initio, absolutely null and void and shall vest no rights in the purported transferee. All Transfers under Section 19(a) and (b) shall be made upon written notice to the Note A-1 Holder, the Note A-2 Holder or the Note A-3 Holder not later than five (5) Business Days from the date of such Transfer, and each transferee shall (i) execute an assignment and assumption agreement whereby such transferee assumes all or a ratable portion, as the case may be, of the obligations of the applicable Note B Holder hereunder with respect to the applicable B Note from and after the date of such assignment (or, in the case, of a pledge, collateral assignment or other encumbrance made in accordance with Section 19(e) by such Note B Holder of the applicable B Note solely as security for a loan to such Note B Holder made by a third-party lender whereby such Note B Holder remains fully liable under this Agreement, on or before the date on which such third-party lender succeeds to the rights of such Note B Holder by foreclosure or otherwise, such third-party lender executes an agreement that such lender shall be bound by the terms and provisions of this Agreement and the obligations of such Note B Holder hereunder) and (ii) agree in writing to be bound by the Servicing Agreement, unless the Servicing Agreement is not then in effect with respect to the Mortgage Loan, in which event the parties will enter into or agree to be bound by any replacement servicing agreement therefor in accordance with the provisions hereof. Upon the consummation of a Transfer of all or any portion of any B Note in accordance with this Agreement, the transferring Person shall be released from all liability arising under this Agreement with respect to such B Note (or the portion thereof that was the subject of such Transfer), for the period after the effective date of such Transfer (it being understood and agreed that the foregoing release shall not apply in the case of a sale, assignment, transfer or other disposition of a participation interest in a B Note as described in clause (c) below). In connection with any such permitted transfer of a portion of a B Note and for all purposes of this Agreement, the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder need only recognize the majority holder of each B Note for purposes of notices, consents and other communications between the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder and such majority holder of each B Note shall be the only Person authorized hereunder to exercise any rights of the applicable Note B Holder under this Agreement; provided, however, the majority holder of each B Note may from time to time designate any other Person as an additional party entitled to receive notices, consents and other communications and/or to exercise rights on behalf of such Note B Holder hereunder by delivering written notice thereof to the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder, and, from and after delivery of such notice, such designee shall be so authorized hereunder and shall be the only party entitled to receive such notices, consents and such other communications and/or to exercise such rights.

(c)          In the case of any sale, assignment, transfer or other disposition of a participation interest in a Note, (i) such Noteholder’s obligations under this Agreement shall remain unchanged, (ii) such Noteholder shall remain solely responsible for the performance of such obligations, (iii) the other Noteholder and any Persons acting on its behalf shall continue to deal solely and directly with such Noteholder in connection with such Noteholder’s rights and obligations under this Agreement and the Servicing Agreement, and (iv) all amounts payable hereunder shall be determined as if such Noteholder had not sold such participation interest; provided, however, that if the applicable participant is a Qualified Institutional Lender (and delivers to the other Noteholder a certification from an authorized officer confirming its status as

54

a Qualified Institutional Lender), such Noteholder, by written notice to the other Noteholder, may delegate to such participant such Noteholder’s right to exercise the rights of the Controlling Noteholder hereunder and under the Servicing Agreement; provided, further, however, that upon the occurrence and continuance of a Control Appraisal Period with respect to Note B, the aforesaid delegation of rights shall terminate and be of no further force and effect.

(d)          Each of the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder, shall have the right to Transfer all or any portion of Note A-1, Note A-2 or Note A-3, as applicable without the prior consent of the Note B Holders (i) prior to an Event of Default, to any party other than the Mortgage Loan Borrower or any Mortgage Loan Borrower Related Party and (ii) after an Event of Default and, if such Event of Default is subject to cure by the Note B Holders pursuant to Section 11, and any Note B Holder is diligently and expeditiously curing such Event of Default, the expiration of the applicable Cure Period, to any party, including the Mortgage Loan Borrower and any Mortgage Loan Borrower Related Party; provided, however, that following any Transfer of Note A-1, Note A-2 or Note A-3, the Mortgage Loan continues to be serviced in its entirety pursuant to the Servicing Agreement by a Servicer unaffiliated with Mortgage Loan Borrower. Notwithstanding the foregoing, if a Note B Holder has delivered a Noteholder Purchase Notice, and the applicable Defaulted Note Purchase Date has not passed, no Note A Holder shall Transfer all or any portion of any A Note to any Person other than the Purchasing Note B Holder, unless the Purchasing Note B Holder fails to purchase the A Notes as contemplated in such Noteholder Purchase Notice.

(e)          Notwithstanding any other provision hereof, any Noteholder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Affiliate thereof) which has extended a credit or repurchase facility to such Noteholder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), on terms and conditions set forth in this Section 19(e), it being further agreed that a financing provided by a Note Pledgee to a Noteholder or any person which Controls such Noteholder that is secured by such Noteholder’s interest in the applicable Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without (i) prior to Securitization, the consent of each other Noteholder and (ii) after Securitization, Rating Agency Confirmation. Upon written notice by the applicable Noteholder to the other Noteholders and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each of the other Noteholders agrees to acknowledge receipt of such notice and thereafter agrees: (1) to give Note Pledgee written notice of any default by the pledging Noteholder in respect of its obligations under this Agreement of which default such Noteholder has actual knowledge; (2) to allow such Note Pledgee a period of ten (10) days to cure a default by the pledging Noteholder in respect of its obligations to the other Noteholder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (3) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (4) that such other Noteholder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Noteholder and accept any cure thereof by such Note Pledgee which such pledging Noteholder has the right (but not the obligation) to effect hereunder, as if such cure were made by such pledging Noteholder; (5) that

55

such other Noteholder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Noteholder; and (6) that, upon written notice (a “Redirection Notice”) to the other Noteholders and any Servicer by such Note Pledgee that the pledging Noteholder is in default, beyond any applicable cure periods, under the pledging Noteholder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Noteholder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Noteholder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Noteholder or Servicer would otherwise be obligated to pay to the pledging Noteholder from time to time pursuant to this Agreement or any Servicing Agreement. Any pledging Noteholder hereby unconditionally and absolutely releases the other Noteholders and any Servicer from any liability to the pledging Noteholder on account of any Noteholder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or any such other Noteholder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Noteholder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Noteholders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Noteholder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Noteholder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 19(e) shall remain effective as to any Noteholder (and any Servicer) unless and until such Note Pledgee shall have notified any such Noteholder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(f)          Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Noteholder then such Noteholder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)          The loan (the “Conduit Inventory Loan”) made by the Conduit to such Noteholder to finance the acquisition and holding of its Note will require a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)         The Conduit Credit Enhancer and conduit manager (if Moody’s rates the Securitization) will be a Qualified Institutional Lender;

(iii)        Such Noteholder will pledge (or sell, transfer or assign as part of a repurchase facility) its interest in the applicable Note to the Conduit as collateral for the Conduit Inventory Loan;

56

(iv)         The Conduit Credit Enhancer and the Conduit will agree that, if such Noteholder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Noteholder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Noteholder’s Note to the Conduit Credit Enhancer; and

(v)          Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not, without obtaining the consent of each other Noteholder, have any greater right to acquire the interests in the Note pledged by such Noteholder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 20.             Registration of Transfer. In connection with any Transfer of a Note (but excluding any Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the applicable Noteholder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the restriction on Transfers set forth in Section 19, from and after the date of such assignment. Notwithstanding the preceding sentence, a Trustee shall not be required to execute an assignment and assumption agreement in connection with any Transfer of a Note if the obligations are assumed pursuant to the Servicing Agreement. No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 19 and this Section 20. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Noteholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and any other Noteholder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement. Upon a Securitization of the Lead Securitization Note, the Certificate Administrator shall automatically become and be the Agent.

Section 21.             Registration of the Notes. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial Note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in Section 20, and the principal amounts (and stated interest) of the Note owing to each such Noteholder, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement, except in the case of the Initial Noteholders who may hold their Notes through a nominee. Upon request of a Noteholder, the Agent shall provide such party with the names and addresses of the Noteholders. To the extent another party is appointed as Agent hereunder, the Noteholders hereby designate such person as its agent under this Section 21 solely for purposes of maintaining the Note Register. The parties intend for the Mortgage Loan to be in registered form for federal income tax purposes under Section 5f.103-1(c) of the United States Treasury Regulations.

57

Section 22.             Statement of Intent. The Agent and each Noteholder intend that the Notes be classified, and the arrangement hereby be maintained, in a manner consistent with rules applicable to a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code that is a fixed investment trust within the meaning of Treasury Regulation §301.7701-4(c), and the parties will not take any action inconsistent with such classification. It is neither the purpose nor the intent of this Agreement to create a partnership, joint venture, “taxable mortgage pool” or association taxable as a corporation among the parties.

Section 23.             No Pledge. This Agreement shall not be deemed to represent a pledge of any interest in any Mortgage Loan by the Noteholders. Except as otherwise provided in this Agreement and the Servicing Agreement, no Note B Holder shall have any interest in any property taken as security for any Mortgage Loan, provided, however, that if any such property or the proceeds of any sale, lease or other disposition thereof shall be received, then each Note B Holder shall be entitled to receive its share of such application in accordance with the terms of this Agreement and/or the Servicing Agreement.

Section 24.             Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 25.             Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)          SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)          CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)          AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED

58

OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)          AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 26.             Modifications; Amendment. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Noteholder. Additionally, for as long as any Note is contained in a Securitization Trust, the Noteholders shall not amend or modify this Agreement without first receiving a Rating Agency Confirmation; provided that no such confirmation from the Rating Agencies shall be required in connection with a modification or amendment (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Servicing Agreement, (ii) entered into pursuant to Section 39 of this Agreement or (iii) to correct or supplement any provision herein that may be defective or inconsistent with any other provisions of this Agreement.

Section 27.             Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 19, each Noteholder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Noteholder hereunder, including, without limitation, the right to make further assignments and grant additional Notes.

Section 28.             Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 29.             Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 30.             Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 31.             Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this

59

Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 32.             Withholding Taxes.

(a)          If the Note A-1 Holder, the Note A-2 Holder or the Note A-3 Holder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to a Note B Holder with respect to the Mortgage Loan as a result of such Note B Holder constituting a Non-Exempt Person, the Lead Securitization Noteholder, in its capacity as servicer, shall be entitled to do so with respect to such Note B Holder’s interest in such payment (all withheld amounts being deemed paid to such Note B Holder), provided that the Lead Securitization Noteholder shall furnish such Note B Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Note B Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Note B Holder is subject to tax.

(b)          Each Note B Holder shall and hereby agrees to indemnify the Lead Securitization Noteholder against and hold the Lead Securitization Noteholder harmless from and against any Taxes, interest, penalties and reasonable attorneys’ fees, expenses and disbursements arising or resulting from any failure of the Lead Securitization Noteholder (or the Servicer on its behalf) to withhold Taxes from payment made to such Note B Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Note B Holder to the Lead Securitization Noteholder in connection with the obligation of the Lead Securitization Noteholder to withhold Taxes from payments made to such Note B Holder, it being expressly understood and agreed that the Lead Securitization Noteholder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same.

(c)          Contemporaneously with the execution of this Agreement and from time to time as reasonably requested by the Lead Securitization Noteholder or Servicer during the term of this Agreement, each Note B Holder shall deliver to the Lead Securitization Noteholder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Noteholder substantiating whether such Note B Holder is a Non-Exempt Person and whether the Lead Securitization Noteholder is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if a Note B Holder (or, if such Note B Holder is disregarded for U.S. federal income tax purposes, the owner of such Note B Holder) is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder an Internal Revenue Service Form W-9 and (ii) if a Note B Holder (or, if such Note B Holder is disregarded for U.S. federal income tax purposes, the owner of such Note B Holder) is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the

60

United States, such Note B Holder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments), Form W-8BEN or Form W-8BEN-E, or applicable successor forms, as may be required from time to time, duly executed by such Note B Holder. The Lead Securitization Noteholder shall not be obligated to make any payment hereunder to a Note B Holder in respect of the applicable B Note or otherwise until such Note B Holder shall have furnished to the Lead Securitization Noteholder the requested forms, certificates, statements or documents.

Section 33.             Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than Note A-1, Note A-3 and each B Note) will be held by the Lead Securitization Noteholder (or a custodian acting on behalf of the Lead Securitization Noteholder) who shall act as secured party under the Mortgage Loan Documents on behalf of the registered holders of the Notes. Notwithstanding the to the contrary in this Agreement, upon a Securitization of the Lead Securitization Noteholder, the originals of all of the Mortgage Loan Documents (other than each Non-Lead Securitization Notes) shall be held by the Custodian (as defined in the Servicing Agreement).

Section 34.             Servicing of the Loan. Pursuant to the Servicing Agreement, the Master Servicer (whose identity may change from time to time as provided in the Servicing Agreement) will be appointed as the servicer of the Mortgage Loan and the Special Servicer will be appointed as the special servicer of the Mortgage Loan, and the parties agree that the Master Servicer and Special Servicer will service the Mortgage Loan on behalf of the Noteholders pursuant to the Servicing Agreement and subject to the terms hereof.

Section 35.             Notices. All notices required hereunder shall be given by (i) writing and personally delivered, (ii) sent by facsimile transmission (during business hours) if a party has provided a facsimile number, (iii) reputable overnight delivery service (charges prepaid), (iv) sent by electronic mail containing language requesting the recipient to confirm receipt thereof if a party has provided an electronic mail address and only if such electronic mail is promptly followed by a written notice or (v) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

All notices and reports (including, without limitation, Asset Status Reports) required to be delivered hereunder by the Lead Securitization Noteholder (or any Servicer on its behalf) to the Controlling Noteholder (or its Controlling Noteholder Representative), or by the Controlling Noteholder (or its Controlling Noteholder Representative) to the Lead Securitization Noteholder (or any Servicer on its behalf), shall also be delivered by the applicable party to the other Noteholders.

Section 36.             Broker. Each Noteholder represents to each other Noteholder that no broker was responsible for bringing about this transaction.

61

Section 37.             Certain Matters Affecting the Agent.

(a)          The Noteholders hereby appoint the Agent to act on their behalf, and the Agent shall act on behalf of the Noteholders;

(b)          The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 20;

(c)          The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(d)          The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(e)          The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(f)          The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 20; and

(g)          The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder.

Section 38.             Termination of Agent. The Agent may be terminated at any time upon ten (10) days prior written notice from the Lead Securitization Noteholder. In the event that the Agent is terminated pursuant to this Section 38, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

The Agent may resign at any time upon notice, so long as a successor Agent, reasonably satisfactory to the Noteholders, has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. JPMCB, as Initial Agent, may transfer its rights and obligations to the Servicer, as successor Agent, at any time without the consent of any Noteholder. JPMCB, as Initial Agent, shall promptly and diligently attempt to cause such Servicer to act as successor Agent, and, if such Servicer declines to act in such capacity, shall promptly and diligently attempt to cause a similar servicer to act as successor Agent. The termination or resignation of such Servicer, as Servicer under the Servicing Agreement, shall be deemed a termination or resignation of such Servicer as Agent under this Agreement. Notwithstanding the to the contrary in this Agreement, upon a Securitization of the Lead Securitization Note, the Certificate Administrator shall automatically become and be the Agent.

62

Section 39.             Resizing. In connection with the Mortgage Loan, each Note B Holder agrees that if, in connection with the Securitization, the Note A-1 Holder, the Note A-2 Holder or the Note A-3 Holder determines that it is advantageous to resize Note A-1, Note A-2 or Note A-3 by causing the Mortgage Loan Borrower to execute amended and restated notes or additional notes (in either case, “New Notes”) reallocating the principal of such Note to such New Notes, the Note B Holders shall cooperate with the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder, as applicable, to effect such resizing at such Note A-1 Holder’s, Note A-2 Holder’s or Note A-3 Holder’s expense, as applicable; provided that (i) the aggregate principal balance of all outstanding New Notes following the creation thereof is no greater than the principal balance of such Note or Notes immediately prior to the creation of the New Notes, (ii) the weighted average interest rate of all outstanding New Notes following the creation thereof is the same as the interest rate of the related Note or Notes immediately prior to the creation of the New Notes, and (iii) no such resizing shall (a) change the interest allocable to, or the amount of any payments due to, the Note B Holders, or priority of such payments, or (b) increase the Note B Holders’ obligations or decrease the Note B Holders’ rights, remedies or protections. In connection with the resizing of Note A-1, Note A-2 or Note A-3, the related Noteholder may allocate its rights hereunder among the New Notes in any manner in its sole discretion. Any cap on the Note A-1 Holder’s, Note A-2 Holder’s or Note A-3 Holder’s obligation to pay the Note B Holders’ expenses pursuant to Section 41 of this Agreement shall not apply to the Note B Holders’ expenses in connection with a resizing pursuant to this Section 39 or any Securitization of a resized Note A-1, Note A-2 or Note A-3.

Section 40.             Conflict. To the extent of any inconsistency between the Servicing Agreement, on one hand, and this Agreement, on the other, this Agreement shall control.

Section 41.             Cooperation in Securitization.

(a)          Each Noteholder acknowledges that any Noteholder may elect, in its sole discretion, to include its Note in a Securitization. In connection with a Securitization and subject to the terms of the preceding sentence, at the request of the Note A-1 Holder, the Note A-2 Holder or the Note A-3 Holder, the Note B Holders shall use reasonable efforts, at the Note A-1 Holder’s, the Note A-2 Holder’s or the Note A-3 Holder’s expense, to satisfy, and to cooperate with the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder customarily adhere or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect the Securitization; provided, however, that either in connection with the Securitization or otherwise at any time prior to the Securitization the Note B Holders shall not be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of such payments, the Note B Holders or (ii) materially increase the Note B Holders’ obligations or materially decrease the Note B Holders’ rights, remedies or

63

protections. In connection with the Securitization, each Note B Holder agrees to provide for inclusion in any disclosure document relating to the related Securitization such information concerning such Note B Holder and the other Notes as the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder reasonably determine to be necessary or appropriate. Each Note B Holder covenants and agrees that it shall use reasonable efforts to cooperate with the requests of each Rating Agency and the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder in connection with the Securitization, as well as in connection with all other matters and the preparation of any offering documents thereof and to review and respond reasonably promptly with respect to any information relating to it and the other Notes in any Securitization document, all at the cost and expense of the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder, as applicable. Each Note B Holder acknowledges that the information provided by it to the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder may be incorporated into the offering documents for a Securitization. The Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, such Note B Holder.

(b)          The Note A-1 Holder, the Note A-2 Holder or the Note A-3 Holder may, at its election, deliver to the Note B Holders drafts of the preliminary and final Securitization offering memoranda, prospectus, preliminary prospectus and any other disclosure documents and the Servicing Agreement simultaneously with distributions of any such documents to the general working group of the related Securitization. Any Note B Holder may, at its election, review and comment thereon insofar as it relates to the applicable B Note and/or such Note B Holder, and, if such Note B Holder elects to review and comment, such Note B Holder shall review and comment thereon as soon as possible (but in no event later than (i) in the case of the first draft thereof, two (2) Business Days after receipt thereof and (ii) in the case of each subsequent draft thereof, the deadline provided to the general working group of the related Securitization for review and comment), and if such Note B Holder fails to respond within such time, such Note B Holder shall be deemed to have elected to not comment thereon. In the event of any disagreement by a Note B Holder with respect to the preliminary and final offering memoranda, prospectus supplement, free writing prospectus or any other disclosure documents the Note A-1 Holder’s, Note A-2 Holder’s and Note A-3 Holder’s determination shall control. Each Note B Holder has no obligation and shall have no liability with respect to any such offering documents other than the accuracy of any comments it elects to make regarding itself.

(c)          Notwithstanding anything herein to the contrary, the Note A-1 Holder, the Note A-2 Holder and the Note A-3 Holder acknowledge and agree that (i) no Note B Holder shall be required to incur any out-of-pocket expenses in connection with a Securitization of Note A-1, Note A-2 or Note A-3 and (ii) no Note B Holder shall be required to disclose any of the beneficial owners of the managed account on behalf of which it is holding the applicable B Note.

[SIGNATURE PAGE FOLLOWS]

64

IN WITNESS WHEREOF, the Initial Noteholders have caused this Agreement to be duly executed as of the day and year first above written.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Initial Note A-1 Holder and Initial Agent

By:	/s/ Anthony Shaskus
Name: Anthony Shaskus
Title: Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Initial Note A-2 Holder

By:	/s/ Anthony Shaskus
Name: Anthony Shaskus
Title: Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Initial Note A-3 Holder

By:	/s/ Anthony Shaskus
Name: Anthony Shaskus
Title: Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Initial B Notes Holder

By:	/s/ Anthony Shaskus
Name: Anthony Shaskus
Title: Vice President

211 Main Street – Co-Lender Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A.          Description of Mortgage Loan:

Mortgage Loan:	Loan Agreement, dated as of March 28, 2017 between JPMorgan Chase Bank, National Association, as lender (together with its successors and assigns “Lender”), and BPP 211 Main Owner LLC, as borrower (together with its permitted successors and assigns, “Borrower”)
Date of the Mortgage Loan:	March 28, 2017
Date of Note A-1:	March 28, 2017
Date of Note A-2:	March 28, 2017
Date of Note A-3:	March 28, 2017
Date of Note B-1:	April 24, 2017
Date of Note B-2:	April 24, 2017
Date of Note B-3:	April 24, 2017
Initial Principal Amount of Mortgage Loan:	$195,219,000
Location of Mortgaged Property:	San Francisco, California
Initial Maturity Date:	April 6, 2024

A-1

B.          Description of Note Interests:

Initial Note A-1 Principal Balance:	$45,000,000
Initial Note A-2 Principal Balance:	$60,000,000
Initial Note A-3 Principal Balance:	$65,219,000
Initial Note B-1 Principal Balance:	$12,000,000
Initial Note B-2 Principal Balance:	$9,000,000
Initial Note B-3 Principal Balance:	$4,000,000
Initial Note A-1 Percentage Interest:	23.1%
Initial Note A-2 Percentage Interest:	30.7%
Initial Note A-3 Percentage Interest:	33.4%
Initial Note B-1 Percentage Interest:	6.1%
Initial Note B-2 Percentage Interest:	4.6%
Initial Note B-3 Percentage Interest:	2.0%
Note A-1 Rate:	3.5547%
Note A-2 Rate:	3.5547%
Note A-3 Rate:	3.5547%
Note B-1 Rate:	4.9000%
Note B-2 Rate:	4.9000%
Note B-3 Rate:	4.9000%

A-2

EXHIBIT B

Initial Note A-1 Holder:
JPMorgan Chase Bank, National Association

Notice Address:
JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Thomas Nicholas Cassino
Facsimile No.: (212) 834-6029

-and-

JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Nancy Alto
Facsimile No.: (212) 623-4779

with a copy to:

Cadwalader, Wickersham & Taft LLP

227 West Trade Street

Charlotte, North Carolina 28202

Attention: David Burkholder

Facsimile No.: (704) 348-5200

Initial Note A-2 Holder:
JPMorgan Chase Bank, National Association

Notice Address:
JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Thomas Nicholas Cassino
Facsimile No.: (212) 834-6029

-and-

JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Nancy Alto
Facsimile No.: (212) 623-4779

with a copy to:

Cadwalader, Wickersham & Taft LLP

227 West Trade Street

Charlotte, North Carolina 28202

Attention: David Burkholder

Facsimile No.: (704) 348-5200

Initial Note A-3 Holder:
JPMorgan Chase Bank, National Association

Notice Address:
JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Thomas Nicholas Cassino
Facsimile No.: (212) 834-6029

-and-

JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Nancy Alto
Facsimile No.: (212) 623-4779

with a copy to:

Cadwalader, Wickersham & Taft LLP

227 West Trade Street

Charlotte, North Carolina 28202

Attention: David Burkholder

Facsimile No.: (704) 348-5200

Initial Note B-1 Holder:
JPMorgan Chase Bank, National Association

Notice Address:
JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Thomas Nicholas Cassino
Facsimile No.: (212) 834-6029

-and-

JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Nancy Alto
Facsimile No.: (212) 623-4779

with a copy to:

Cadwalader, Wickersham & Taft LLP

227 West Trade Street

Charlotte, North Carolina 28202

Attention: David Burkholder

Facsimile No.: (704) 348-5200

Initial Note B-2 Holder:
JPMorgan Chase Bank, National Association

Notice Address:
JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Thomas Nicholas Cassino
Facsimile No.: (212) 834-6029

-and-

JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Nancy Alto
Facsimile No.: (212) 623-4779

with a copy to:

Cadwalader, Wickersham & Taft LLP

227 West Trade Street

Charlotte, North Carolina 28202

Attention: David Burkholder

Facsimile No.: (704) 348-5200

Initial Note B-3 Holder:
JPMorgan Chase Bank, National Association

Notice Address:
JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Thomas Nicholas Cassino
Facsimile No.: (212) 834-6029

-and-

JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Nancy Alto
Facsimile No.: (212) 623-4779

with a copy to:

Cadwalader, Wickersham & Taft LLP

227 West Trade Street

Charlotte, North Carolina 28202

Attention: David Burkholder

Facsimile No.: (704) 348-5200

EXHIBIT C

PERMITTED FUND MANAGERS

1.          Angelo Gordon

2.          Annaly Capital Management

3.          Apollo Global Management

4.          Ares Management, L.P.

5.          Athene Asset Management, L.P.

6.          Axonic Capital LLC

7.          BlackRock, Inc.

8.          The Blackstone Group LP

9.          Brookfield Asset Management Inc.

10.        Clarion Partners

11.        Colony Northstar, Inc.

12.        Fortress Investment Group LLC

13.        Garrison Investment Group

14.        Goldman, Sachs & Co.

15.        H/2 Capital Partners

16.        iStar Financial Inc.

17.        JPMorgan Asset Management

18.        KKR Real Estate Finance Holdings L.P. / Kohlberg Kravis Roberts & Co. L.P.

19.        LoanCore Capital LLC

20.        Lone Star Funds

21.        Loomis Sayles & Company LP

22.        Metropolitan Life Insurance Company / MetLife Real Estate Investments

23.        Oaktree Capital Group LLC

24.        Och – Ziff Capital Management Group LLC

25.        One William Street Capital Management, L.P.

26.        Oxford Properties Group

27.        Praedium Group

28.        Principal Life Insurance Company

29.        Prudential Real Estate Investors / Prudential Investment Management

30.        Rialto Capital Advisors, LLC

31.        Rialto Capital Management, LLC

32.        Rockwood Capital

33.        Shelter Growth Capital Partners LLC

34.        Starwood Capital Group/Starwood Property Trust

35.        Square Mile Capital Management LLC

36.        Torchlight Investors

37.        Walton Street Capital, LLC

38.        Waterfall Asset Management LLC

39.        Westbrook Partners

40.        Western Asset Management Company

41.        WestRiver Capital

C-1

EXHIBIT D

PORTFOLIO INTEREST CERTIFICATION

Reference is hereby made to the Co-Lender Agreement dated as of [      ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [       ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 32 [Withholding Taxes] of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the B-Note evidencing such B-Note in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Servicer and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:

Title:

Date: ________ __, 20[ ]

D-1